Filed electronically with the Securities and Exchange Commission on April 29, 2020

1940 Act File No. 811-06073

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM N-1A REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
AMENDMENT NO. 41	[X]

GOVERNMENT CASH MANAGEMENT PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

875 Third Avenue, New York, NY 10022-6225

(Address of Principal Executive Offices)

(212) 454-4500

(Registrant’s Telephone Number)

John Millette

Vice President and Secretary

Government Cash Management Portfolio

One International Place

Boston, Massachusetts 02110-2618

(Name and Address of Agent for Service)

Copy to:

John S. Marten

Vedder Price P.C.

222 North LaSalle Street

Chicago, IL 60601-1104

Explanatory Note

This Amendment to the Registration Statement of Government Cash Management Portfolio (the “Portfolio”) on Form N-1A (the “Registration Statement”) has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the US federal income tax consequences of an investment in the Portfolio as described in this Registration Statement and in all other materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio.

1

Private Offering Memorandum - Part A
April 29, 2020
Government Cash Management Portfolio

THE SECURITIES DESCRIBED IN THIS MEMORANDUM ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE ”1933 ACT“), AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). LIKE SHARES OF ALL MUTUAL FUNDS, THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.
NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST’S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).

Government Cash Management Portfolio (the “Portfolio”)
Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
Item 5. Management
Investment Advisor
DWS Investment Management Americas, Inc. (“DIMA” or the “Advisor”) is the Portfolio’s investment adviser.
Item 6. Purchase and Sale of Portfolio Shares
Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. An investor in the Portfolio may withdraw all or any portion of its investment at the net value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio  by the designated cutoff time for each accredited investor.
Beneficial interests in the Portfolio are redeemable on any day the Portfolio is open. The Portfolio is generally open on days when the New York Stock Exchange (“NYSE”) is open for regular trading. The Portfolio may, but is not required to, accept certain types of purchase and redemption orders (not including exchanges) on days that the NYSE is closed, or beyond a NYSE early closing time if: (a) the Federal Reserve system is open, (b) the primary trading markets for the Portfolio’s portfolio instruments are open and (c) the investment advisor believes there will be adequate liquidity in the short-term markets.
Item 7. Tax Information
The Portfolio is expected to be a partnership for US federal income tax purposes. As a partnership, the Portfolio is not itself subject to US federal income tax. Instead, in computing its US federal income tax liability, each investor in the Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. The Portfolio is not required and generally does not expect to make distributions (other than distributions in redemption of Portfolio interests) to its investors. As a result, an investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”), may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.
Item 8. Financial Intermediary Compensation
Not Applicable.
1

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings
Investment Objective
The Portfolio seeks maximum current income to the extent consistent with stability of principal.
While portfolio management gives priority to earning income and preserving the Portfolio’s capital, all money market instruments, including US government obligations, can change in value when interest rates change or an issuer’s creditworthiness changes. The investment objective of the Portfolio may be changed without shareholder approval.
Principal Investment Strategies
Main investments. The Portfolio is a money market fund that is managed in accordance with federal regulations which govern the quality, maturity, diversity and liquidity of instruments in which a money market fund may invest.
The Portfolio operates as a “government money market fund,” as such term is defined under federal regulations. As a government money market fund, the Portfolio is required to invest at least 99.5% of its total assets at the time of investment in cash, US government securities, and/or repurchase agreements that are collateralized by these instruments.
The Portfolio follows the policies described below:
•	Portfolio securities are denominated in US dollars and, at the time of purchase, have remaining maturities of 397 days (about 13 months) or less, or have certain maturity shortening features (such as interest rate resets and demand features) that have the effect of reducing their maturities to 397 days or less.
•	The Portfolio maintains a dollar-weighted average maturity of (i) 60 days or less and (ii) 120 days or less determined without regard to interest rate resets.
•	The Portfolio maintains certain minimum liquidity standards such that:
−	the Portfolio may not purchase a security other than a security offering daily liquidity if, immediately after purchase, the Portfolio would have invested less than 10% of its total assets in securities offering daily liquidity (includes securities that mature or are subject to demand within one business day, cash or direct US government obligations);
−	the Portfolio may not purchase a security other than a security offering weekly liquidity if, immediately after purchase, the Portfolio would have invested less than 30% of its total assets in securities offering weekly liquidity (includes securities that mature or are subject to demand within five business days, cash, direct US government obligations and government agency discount notes with remaining maturities of 60 days or less); and
−	the Portfolio may not purchase an illiquid security if, immediately after purchase, the Portfolio would have invested more than 5% of its total assets in illiquid securities (securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the market value ascribed to them by the Portfolio).
The Portfolio primarily invests in the following types of investments:
•	US Treasury bills, notes, bonds and other obligations issued or guaranteed by the US government, its agencies or instrumentalities.
•	Repurchase agreements backed by these instruments. In a repurchase agreement, the Portfolio buys securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.
2

The Portfolio may invest in floating and variable rate instruments (obligations that do not bear interest at fixed rates).
Under normal circumstances, the Portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in US government securities and/or repurchase agreements that are collateralized by US government securities. The Portfolio considers repurchase agreements with the Federal Reserve Bank of New York to be US government securities.
Management process. Working in consultation with portfolio management, a credit team screens potential securities and develops a list of those that the Portfolio may buy. Portfolio management, looking for attractive yield and weighing considerations such as credit quality, economic outlooks and possible interest rate movements, then decides which securities on this list to buy.
Portfolio management may adjust the Portfolio’s exposure to interest rate risk, typically seeking to take advantage of possible rises in interest rates and to preserve yield when interest rates appear likely to fall.
Main Risks
There are several risk factors that could reduce the yield you get from the Portfolio, cause the Portfolio’s performance to trail that of other investments, or cause you to lose money.
The Portfolio may not achieve its investment objective, and is not intended to be a complete investment program.
Money market fund risk. You could lose money by investing in the Portfolio. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.
Market risk. The market value of the securities in which the Portfolio invests may be impacted by the prospects of individual issuers, particular sectors or governments and/or general economic conditions throughout the world due to increasingly interconnected global economies and financial markets.
Market disruption risk. Geopolitical and other events, including war, terrorism, economic uncertainty, trade disputes, public health crises and related geopolitical events have led, and in the future may lead, to disruptions in the US and world economies and markets, which may increase financial market volatility and have significant adverse direct or indirect effects on the Portfolio and its investments. Market disruptions could cause the Portfolio to lose money, experience significant redemptions, and encounter operational difficulties. Although multiple asset classes may be affected by a market disruption, the duration and effects may not be the same for all types of assets.
Recent market disruption events include the pandemic spread of the novel coronavirus known as COVID-19, and the significant uncertainty, market volatility, decreased economic and other activity and increased government activity that it has caused. Specifically, COVID-19 has led to significant death and morbidity, and concerns about its further spread have resulted in the closing of schools and non-essential businesses, cancellations, shelter-in-place orders, lower consumer spending in certain sectors, social distancing, bans on large social gatherings and travel, quarantines, government economic stimulus measures, reduced productivity, rapid increases in unemployment, increased demand for and strain on government and medical resources, border closings and global trade and supply chain interruptions, among others. The full effects, duration and costs of the COVID-19 pandemic are impossible to predict, and the circumstances surrounding the COVID-19 pandemic will continue to evolve. The pandemic may affect certain countries, industries, economic sectors, companies and investment products more than others, may exacerbate existing economic, political, or social tensions and may increase the probability of an economic recession or depression. The Portfolio and its investments may be adversely affected by the effects of the COVID-19 pandemic, and a prolonged pandemic may result in the Portfolio and its service providers experiencing operational difficulties in coordinating a remote workforce and implementing their business continuity plans, among others.
3

Interest rate risk. Rising interest rates could cause the value of the Portfolio’s investments—and therefore its net value as well—to decline. Conversely, any decline in interest rates is likely to cause the Portfolio’s yield to decline, and during periods of unusually low interest rates, the Portfolio’s yield may approach zero. A low interest rate environment may prevent the Portfolio from providing a positive yield or paying Portfolio expenses out of current income. Over time, the total return of a money market fund may not keep pace with inflation, which could result in a net loss of purchasing power for long-term investors. Recent and potential future changes in monetary policy made by central banks or governments are likely to affect the level of interest rates. Money market funds try to minimize this risk by purchasing short-term securities.
If there is an insufficient supply of US government securities to meet investor demand, it could result in lower yields on such securities and increase interest rate risk for the Portfolio.
The United Kingdom’s Financial Conduct Authority has announced plans to phase out the use of the London Interbank Offered Rate (LIBOR), the benchmark rate for certain floating rate securities, by the end of 2021. The Portfolio or the instruments in which the Portfolio invests may be adversely affected during the transition away from LIBOR by, among other things, increased volatility or illiquidity. There remains uncertainty regarding the future use of LIBOR and the nature of any replacement reference rate for instruments that do not currently specify a replacement reference rate and, accordingly, it is difficult to predict the full impact of the transition away from LIBOR.
Security selection risk. Although short-term securities are relatively stable investments, it is possible that the securities in which the Portfolio invests will not perform as expected. This could cause the Portfolio's returns to lag behind those of similar money market funds and could result in a decline in net value.
Repurchase agreement risk. If the party that sells the securities to the Portfolio defaults on its obligation to repurchase them at the agreed-upon time and price, the Portfolio could lose money.
Counterparty risk. A financial institution or other counterparty with whom the Portfolio does business, or that underwrites, distributes or guarantees any investments or contracts that the Portfolio owns or is otherwise exposed to, may decline in financial health and become unable to honor its commitments. This could cause losses for the Portfolio or could delay the return or delivery of collateral or other assets to the Portfolio.
Credit risk. The Portfolio's performance could be hurt if an issuer of a debt security suffers an adverse change in financial condition that results in the issuer not making timely payments of interest or principal, a security downgrade or an inability to meet a financial obligation.
Some securities issued by US government agencies or instrumentalities are backed by the full faith and credit of the US government. Other securities that are supported only by the credit of the issuing agency or instrumentality are subject to greater credit risk than securities backed by the full faith and credit of the US government. This is because the US government might provide financial support, but has no obligation to do so, if there is a potential or actual loss of principal or failure to make interest payments.
Because of the rising US government debt burden, it is possible that the US government may not be able to meet its financial obligations or that securities issued by the US government may experience credit downgrades. Such a credit event may also adversely impact the financial markets and the Portfolio.
Liquidity and transaction risk. The liquidity of portfolio securities can deteriorate rapidly due to credit events affecting issuers or guarantors or due to general market conditions and a lack of willing buyers. When there are no willing buyers and an instrument cannot be readily sold at a desired time or price, the Portfolio may have to accept a lower price or may not be able to sell the instrument at all. If dealer capacity in debt instruments is insufficient for market conditions, it may further inhibit liquidity and increase volatility in the debt markets. Additionally, market participants other than the Portfolio may attempt to sell debt holdings at the same time as the Portfolio, which could cause downward pricing pressure and contribute to illiquidity. An inability to sell one or more portfolio securities can prevent the Portfolio from being able to take advantage of other investment opportunities.
4

Unusual market conditions, an unusually high volume of redemption requests or other similar conditions could cause the Portfolio to be unable to pay redemption proceeds within a short period of time.
Certain shareholders, including clients or affiliates of the Advisor, may from time to time own or control a significant percentage of the Portfolio’s shares. These shareholders may include, for example, institutional investors and other shareholders whose buy-sell decisions are controlled by a single decision maker. Redemptions by these shareholders, or a high volume of redemption requests generally, may further increase the Portfolio’s liquidity risk.
Prepayment and extension risk. When interest rates fall, issuers of high interest debt obligations may pay off the debts earlier than expected (prepayment risk), and the Portfolio may have to reinvest the proceeds at lower yields. When interest rates rise, issuers of lower interest debt obligations may pay off the debts later than expected (extension risk), thus keeping the Portfolio’s assets tied up in lower interest debt obligations. Ultimately, any unexpected behavior in interest rates could increase the volatility of the Portfolio’s yield and could hurt Portfolio performance. Prepayments could also create capital gains tax liability in some instances.
Risks of holding cash. The Portfolio will at times hold cash positions, which may hurt the Portfolio’s performance. Cash positions may also subject the Portfolio to additional risks and costs, including any fees imposed by the Portfolio’s custodian for large cash balances.
Operational and technology risk. Cyber-attacks, disruptions or failures that affect the Portfolio’s service providers or counterparties, issuers of securities held by the Portfolio, or other market participants may adversely affect the Portfolio and its shareholders, including by causing losses for the Portfolio or impairing Portfolio operations. For example, the Portfolio’s or its service providers’ assets or sensitive or confidential information may be misappropriated, data may be corrupted and operations may be disrupted (e.g., cyber-attacks, operational failures or broader disruptions may cause the release of private shareholder information or confidential Portfolio information, interfere with the processing of shareholder transactions, impact the ability to calculate the Portfolio’s net value and impede trading). Market events and disruptions also may trigger a volume of transactions that overloads current information technology and communication systems and processes, impacting the ability to conduct the Portfolio’s operations.
While the Portfolio and its service providers may establish business continuity and other plans and processes that seek to address the possibility of and fallout from cyber-attacks, disruptions or failures, there are inherent limitations in such plans and systems, including that they do not apply to third parties, such as Portfolio counterparties, issuers of securities held by the Portfolio or other market participants, as well as the possibility that certain risks have not been identified or that unknown threats may emerge in the future and there is no assurance that such plans and processes will be effective. Among other situations, disruptions (for example, pandemics or health crises) that cause prolonged periods of remote work or significant employee absences at the Portfolio’s service providers could impact the ability to conduct the Portfolio’s operations. In addition, the Portfolio cannot directly control any cybersecurity plans and systems put in place by its service providers, Portfolio counterparties, issuers of securities held by the Portfolio or other market participants.
Cyber-attacks may include unauthorized attempts by third parties to improperly access, modify, disrupt the operations of, or prevent access to the systems of the Portfolio’s service providers or counterparties, issuers of securities held by the Portfolio or other market participants or data within them. In addition, power or communications outages, acts of god, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.
Cyber-attacks, disruptions, or failures may adversely affect the Portfolio and its shareholders or cause reputational damage and subject the Portfolio to regulatory fines, litigation costs, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. In addition, cyber-attacks, disruptions, or failures involving a Portfolio counterparty could affect such counterparty’s ability to meet its obligations to the Portfolio, which may result in losses to the Portfolio and its shareholders. Similar types of operational and technology risks are also present for issuers of securities held by the Portfolio, which could have material adverse consequences for such issuers, and may cause the Portfolio’s investments to lose value. Furthermore, as a result of cyber-attacks, disruptions, or failures,
5

an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in the Portfolio being, among other things, unable to buy or sell certain securities or financial instruments or unable to accurately price its investments.
For example, the Portfolio relies on various sources to calculate its net value. Therefore, the Portfolio is subject to certain operational risks associated with reliance on third party service providers and data sources. Net value calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may result in delays in the calculation of the Portfolio’s net value and/or the inability to calculate net value over extended time periods. The Portfolio may be unable to recover any losses associated with such failures.
Other Policies
While the previous pages describe the main points of the Portfolio’s strategy and risks, there are a few other matters to know about:
•	Although major changes tend to be infrequent, the Portfolio’s Board could change the Portfolio's investment objective without seeking shareholder approval. However, the Board will provide shareholders with at least 60 days' notice prior to making any changes to the Portfolio's 80% investment policy as described herein.
•	While the Portfolio currently does not intend to impose a liquidity fee or redemption gate in connection with the implementation of federal regulations relating to money market funds, the Portfolio may elect to do so in the future.
For More Information
This prospectus doesn’t tell you about every policy or risk of investing in the Portfolio. See Part B of this Registration Statement for more information on the Portfolio’s allowable securities and investment practices and the characteristics and risks of each one.
Keep in mind that there is no assurance that the Portfolio will achieve its investment objective.
A schedule of the Portfolio’s holdings, including information required by applicable regulations, is posted once each month on liquidity.dws.com/global/index.jsp (the Web site does not form a part of this prospectus). Please note that the list of portfolio holdings for the Portfolio is reflected, to the extent applicable, in the list of portfolio holdings for the Portfolio’s affiliated “feeder” funds, DWS Government Cash Management Fund, DWS Government Cash Reserves Fund Institutional and DWS Government Money Market Series, and is not posted as a separate list. Portfolio holdings as of each month-end are posted to the Web site within five business days of the date of the applicable portfolio holdings information. More frequent posting of portfolio holdings information may be made from time to time on liquidity.dws.com/global/index.jsp. The posted portfolio holdings information is available by fund (in the case of a “master portfolio” like the Portfolio, such information is available only by feeder fund) and generally remains accessible for a period of not less than six months. The affiliated feeder funds also may post on the Web site, on the same or a more frequent basis, various depictions of portfolio characteristics such as the allocation of the portfolio across various security types, market sectors and sub-sectors and maturities, liquidity and risk characteristics of the portfolio. Part B of this Registration Statement includes a description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s holdings.
6

Item 10. Management, Organization and Capital Structure
Who Manages and Oversees the Portfolio
The Investment Advisor
DWS Investment Management Americas, Inc. (“DIMA” or the “Advisor”), with headquarters at 875 Third Avenue, New York, NY 10022, is the investment advisor for the Portfolio. Under the oversight of the Board, the Advisor makes investment decisions, buys and sells securities for the Portfolio and conducts research that leads to these purchase and sale decisions. The Advisor is an indirect, wholly-owned subsidiary of DWS Group GmbH & Co. KGaA (“DWS Group”), a separate, publicly-listed financial services firm that is an indirect, majority-owned subsidiary of Deutsche Bank AG. The Advisor and its predecessors have more than 90 years of experience managing mutual funds and provide a full range of global investment advisory services to institutional and retail clients.
DWS represents the asset management activities conducted by DWS Group or any of its subsidiaries, including DIMA, other affiliated investment advisors and DWS Distributors, Inc. (“DDI” or the “Distributor”). DWS is a global organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles.
The Advisor may utilize the resources of its global investment platform to provide investment management services through branch offices or affiliates located outside the US. In some cases, the Advisor may also utilize its branch offices or affiliates located in the US or outside the US to perform certain services, such as trade execution, trade matching and settlement, or various administrative, back-office or other services. To the extent services are performed outside the US, such activity may be subject to both US and foreign regulation. It is possible that the jurisdiction in which the Advisor or its affiliate performs such services may impose restrictions or limitations on portfolio transactions that are different from, and in addition to, those that apply in the US.
Management Fee
The Advisor receives a management fee from the Portfolio. For the most recent fiscal year, the Portfolio paid a management fee at an annual rate of 0.03% (reflecting the effects of expense limitations and/or fee waivers then in effect for the Portfolio) of the Portfolio’s average daily net assets.
From time to time, the Advisor may voluntarily waive a portion of its fees and/or reimburse certain operating expenses of the Portfolio. These voluntary waivers and/or reimbursements may be terminated at any time at the option of the Advisor.
The Advisor and its affiliates may voluntarily waive a portion of their fees and/or reimburse certain expenses to the extent necessary to assist the Portfolio in attempting to avoid a negative yield. There is no guarantee that the Portfolio will avoid a negative yield. These voluntary waivers and/or reimbursements may be amended or terminated at any time at the option of the Advisor. These voluntary waivers and/or reimbursements are in addition to any existing contractual expense limitations.
A discussion regarding the basis for the Board's approval of the investment management agreement for the Portfolio is contained in the most recent shareholder report for DWS Government Cash Management Fund (Institutional Shares) for the annual period ended December 31 and the semi-annual period ended June 30.
The Portfolio has a separate administrative services agreement with the Advisor pursuant to which the Portfolio pays the Advisor a fee of 0.03% of the Portfolio’s average daily net assets for certain administrative services.
Multi-Manager Structure. The Advisor, subject to the approval of the Board, has ultimate responsibility to oversee any subadvisor to the Portfolio and to recommend the hiring, termination and replacement of subadvisors. The Portfolio and the Advisor have received an order from the SEC that permits the Advisor to appoint or replace certain subadvisors,
7

to manage all or a portion of the Portfolio’s assets and enter into, amend or terminate a subadvisory agreement with certain subadvisors, in each case subject to the approval of the Portfolio’s Board but without obtaining shareholder approval (“multi-manager structure”). The multi-manager structure applies to subadvisors that are not affiliated with the Portfolio or the Advisor (“nonaffiliated subadvisors”), as well as subadvisors that are indirect or direct, wholly-owned subsidiaries of the Advisor or that are indirect or direct, wholly-owned subsidiaries of the same company that, indirectly or directly, wholly owns the Advisor (“wholly-owned subadvisors”). Pursuant to the SEC order, the Advisor, with the approval of the Portfolio’s Board, has the discretion to terminate any subadvisor and allocate and reallocate the Portfolio’s assets among any other nonaffiliated subadvisors or wholly-owned subadvisors (including terminating a nonaffiliated subadvisor and replacing it with a wholly-owned subadvisor). The Portfolio and the Advisor are subject to the conditions imposed by the SEC order, including the condition that within 90 days of hiring a new subadvisor pursuant to the multi-manager structure, the Portfolio will provide shareholders with an information statement containing information about the new subadvisor. The shareholders of the Portfolio have approved the multi-manager structure described herein.
Transfer agent. DWS Service Company (“DSC”), an affiliate of DIMA, serves as the Portfolio’s transfer agent. DSC performs the functions necessary to establish and maintain your account.
Besides setting up the account and processing your purchase and sale orders, these functions include:
•	keeping accurate, up-to-date records for your individual account;
•	implementing any changes you wish to make in your account information;
•	processing your requests for cash dividends and distributions from the Portfolio; and
•	answering your questions on the Portfolio’s investment performance or administration.
DSC delegates certain of these functions to a third party.
Management
A group of investment professionals is responsible for the day-to-day management of the Portfolio. These investment professionals have a broad range of experience managing money market funds.
Portfolio Interests
The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio. Beneficial interests in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its beneficial interest as described below under Item 11 “Shareholder Information.” Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.
Beneficial interests in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.
Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose
8

of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.
Item 11. Shareholder Information
Pricing Portfolio Interests
An investment in the Portfolio may be made without a sales load. All investments are made at the net value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The Portfolio is generally open for business each day the NYSE is open. The NYSE is scheduled to be closed on the following holidays: New Year’s Day, Dr. Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. The Portfolio calculates its net value (i.e., the value of the Portfolio’s portfolio instruments and any other assets less all liabilities) every business day at 5:00 p.m. Eastern time (the “Valuation Time”), but sometimes earlier, as in the case of scheduled half-day trading or unscheduled suspensions of trading. Investors can place an order to buy or sell beneficial interests at any time that the Portfolio is open for business. An investor in the Portfolio may withdraw all or any portion of its investment at the net value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. In accordance with current SEC staff guidance regarding the application of Rule 2a-7(d)(4)(ii) under the 1940 Act to funds participating in a master-feeder structure, it is the policy of the Portfolio to pay redemption proceeds within one Portfolio Business Day (defined below under “Buying and Selling Portfolio Interests”) after receipt of a withdrawal request in proper form until further notice.
The proceeds of a withdrawal normally will be paid by the Portfolio in Federal funds, though the Portfolio reserves the right to pay redemptions in kind. The Portfolio typically expects to satisfy withdrawal requests by using available cash or by selling portfolio securities if available cash is not sufficient to meet withdrawals. The Portfolio may also utilize inter-fund lending, though such use is expected to be rare. The Portfolio may use any of these methods of satisfying withdrawal requests under normal or stressed market conditions. Beneficial interests in the Portfolio may not be transferred.
Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Portfolio is open for business. At the Valuation Time, on each such business day, the value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net value of the Portfolio by the percentage, effective at the Valuation Time, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected at the Valuation Time, will then be effected. The percentage of the aggregate beneficial interests in the Portfolio held by each investor in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Portfolio as of the Valuation Time, plus or minus, as the case may be, the amount of net additions to or withdrawals from such investor’s investment in the Portfolio effected at the Valuation Time, and (ii) the denominator of which is the aggregate net value of the Portfolio as of the Valuation Time, plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the next Valuation Time.
The Portfolio values its portfolio instruments at amortized cost, which does not take into account unrealized capital gains or losses. This initially involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.
Buying and Selling Portfolio Interests
9

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.
There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).
The Portfolio reserves the right to suspend or postpone withdrawals as permitted pursuant to Section 22(e) of the 1940 Act. Generally, those circumstances are when 1) the NYSE is closed other than customary weekend or holiday closings; 2) the SEC determines that trading on the NYSE is restricted; 3) the SEC determines that an emergency exists which makes the disposal of securities owned by the Portfolio or the fair determination of the value of the Portfolio’s net assets not reasonably practicable; or 4) the SEC, by order or rule, permits the suspension of the right of redemption.
The Portfolio may, but is not required to, accept certain types of purchase and redemption orders (not including exchanges) on days that the NYSE is closed, or beyond a NYSE early closing time (referred to as a “Limited Trading Period”) if: (a) the Federal Reserve system is open, (b) the primary trading markets for the Portfolio’s portfolio instruments are open and (c) the investment advisor believes there will be adequate liquidity in the short-term markets (a “Portfolio Business Day”).
The Portfolio and DDI reserve the right to cease accepting investments at any time or to reject any investment order.
The exclusive placement agent for the Portfolio is DDI. The principal business address of DDI is 222 South Riverside Plaza, Chicago, IL 60606. DDI receives no additional compensation for serving as exclusive placement agent for the Portfolio.
Distributions and Taxes
The Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities transactions to its investors in proportion to their investment in the Portfolio. The Portfolio is not required, and generally does not expect, to make distributions (other than distributions in redemption of Portfolio interests) to its investors.
The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.
Under the anticipated method of operation of the Portfolio, the Portfolio, as a partnership for US federal income tax purposes, will generally not be subject to any US federal income tax. Instead, in computing its federal income tax liability, each investor will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. An investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. The determination of each investor’s distributive share of the Portfolio’s ordinary income and capital gain will be made in accordance with the governing instruments of the Portfolio, as well as with the Code, the Treasury regulations promulgated thereunder, and other applicable authority. The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation,
10

the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor, as a partner, receiving a larger or smaller share of items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.
An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the investor’s adjusted basis in its Portfolio interests immediately before the distribution. An investor that receives a liquidating cash distribution from the Portfolio generally will recognize capital gain to the extent of the difference between the proceeds received by the investor and the investor’s adjusted tax basis in its Portfolio interests; however, the investor generally will recognize ordinary income, rather than capital gain, to the extent that investor’s allocable share of “unrealized receivables” (including any accrued but untaxed market discount) and substantially appreciated inventory, if any, exceeds the investor’s share of the basis in those unrealized receivables and substantially appreciated inventory. Any loss may be recognized by an investor only if it redeems all of its Portfolio interests for cash. An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio, including on an in-kind redemption of Portfolio interests. However, certain exceptions to this general rule may apply.
The Portfolio will provide tax information on Schedule K-1 to each investor following the close of the Portfolio’s taxable year. Each investor will be responsible for keeping its own records for determining its tax basis in its Portfolio interests and for the preparation and filing of its own tax returns.
It is intended that the Portfolio’s income and assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the income and diversification requirements under Section 851(b) of the Code for qualification as a “regulated investment company,” assuming that the investor has invested all or substantially all of its assets in the Portfolio. Such investors may be required to redeem Portfolio interests in order to obtain sufficient cash to meet the distribution requirements under Section 852 of the Code for treatment as a regulated investment company and to avoid an entity-level tax.
This discussion is a general summary of certain US federal income tax consequences of investing in the Portfolio. Investors should consult their own tax advisors about the precise tax consequences of an investment in the Portfolio in light of their particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See Item 24 “Taxation of the Portfolio” in Part B of this Registration Statement for more information concerning the federal income tax consequences of investing in the Portfolio. The Portfolio’s investors are expected to be principally regulated investment companies. The summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them.
Short-Term Trading. Since money market funds hold short-term instruments and are intended to provide liquidity to shareholders  of each fund that invests substantially all of its assets in the Portfolio (a “feeder fund”), the Advisor does not monitor or limit short-term or excessive trading activity in the Portfolio and, accordingly, the Board of the Portfolio has not approved any policies and procedures designed to limit this activity. However, the Portfolio reserves the right to and may reject or cancel a purchase or exchange order for any reason, including if, in the opinion of the Advisor, there appears to be a pattern of short-term or excessive trading by an investor in another DWS fund.
Item 12. Distribution Arrangements
Organizational Structure
The Portfolio is a master portfolio; a master/feeder fund structure is one in which a fund (a “feeder fund”), instead of investing directly in a portfolio of securities, invests most or all of its investment assets in a separate registered investment company (the “master portfolio”) with the same investment objective and policies as the feeder fund. Such a structure
11

permits the pooling of assets of two or more feeder funds, preserving separate identities or distribution channels at the feeder fund level. The Portfolio has three affiliated DWS feeder funds and one unaffiliated feeder fund, with a significant ownership percentage of the Portfolio’s net assets. Investment activities of these feeder funds could have a material impact on the Portfolio.
12

Private Offering Memorandum - Part B
April 29, 2020
Government Cash Management Portfolio

Part A of the Registration Statement of the Portfolio dated April 29, 2020, which may be amended from time to time, provides the basic information investors should know before investing. This Part B of the Registration Statement, which is not a prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with Part A of the Registration Statement. You may request a copy of Part A of the Registration Statement or a paper copy of this Part B, if you have received it electronically, free of charge by calling the Portfolio at (800) 730-1313.
Portions of the Statement of Additional Information and the Annual Report to Shareholders of DWS Government Cash Management Fund (Institutional Shares) are incorporated herein by reference, and are hereby deemed to be part of this Part B. The Annual Report may also be obtained without charge by calling the number provided in the preceding paragraph.

Statement of Additional Information (SAI)—Part I

Government Cash Management Portfolio (the “Portfolio”)
Item 15. Portfolio History
The Portfolio was organized as a trust under the laws of the State of New York on March 26, 1990. Effective May 16, 2003, the name of the Portfolio was changed from Cash Management Portfolio to Scudder Cash Management Portfolio. Effective February 6, 2006, the Portfolio was renamed Cash Management Portfolio. Effective May 1, 2016, the Portfolio was renamed Government Cash Management Portfolio.
Item 16. Description of the Portfolio and Its Investments and Risks
Investment Restrictions
Except as otherwise indicated, the Portfolio’s investment objective and policies are not fundamental and may be changed without a vote of shareholders. There can be no assurance that the Portfolio’s investment objective will be met.
Any investment restrictions herein which involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio, except as described below with respect to asset coverage for Portfolio borrowings.
The Portfolio is a no-load, open-end management investment company and has elected to be classified as diversified under the Investment Company Act of 1940, as amended (the “1940 Act”). A diversified fund may not, with respect to 75% of total assets, invest more than 5% of total assets in the securities of a single issuer (other than cash and cash items, US government securities or securities of other investment companies) or invest in more than 10% of the outstanding voting securities of such issuer. A fund's election to be classified as diversified under the 1940 Act may not be changed without the vote of a majority of the outstanding voting securities (as defined herein) of the fund. The Portfolio is also subject to additional diversification requirements imposed by Rule 2a-7 under the 1940 Act.
The following fundamental policies may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio which, under the 1940 Act and the rules thereunder and as used in this Part B, means the lesser of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Portfolio.
As a matter of fundamental policy, the Portfolio may not do any of the following:
(1)	borrow money, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
(2)	issue senior securities, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
(3)	purchase or sell commodities, except as permitted by the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
(4)	engage in the business of underwriting securities issued by others, except to the extent that the Portfolio may be deemed to be an underwriter in connection with the disposition of portfolio securities.
(5)	purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Portfolio reserves freedom of action to hold and to sell real estate acquired as a result of the Portfolio’s ownership of securities.

(6)	make loans except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
(7)	concentrate its investments in a particular industry, as that term is used in the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.
The following is intended to help investors better understand the meaning of a fund’s fundamental policies by briefly describing limitations, if any, imposed by the 1940 Act. References to the 1940 Act below may encompass rules, regulations or orders issued by the SEC and, to the extent deemed appropriate by the Portfolio, interpretations and guidance provided by the SEC staff. These descriptions are intended as brief summaries of such limitations as of the date of this Part B; they are not comprehensive and they are qualified in all cases by reference to the 1940 Act (including any rules, regulations or orders issued by the SEC and any relevant interpretations and guidance provided by the SEC staff). These descriptions are subject to change based on evolving guidance by the appropriate regulatory authority and are not part of a fund’s fundamental policies.
The 1940 Act generally permits a fund to borrow money in amounts of up to 33 1⁄3% of its total assets from banks for any purpose. The 1940 Act requires that after any borrowing from a bank, a fund shall maintain an asset coverage of at least 300% for all of the fund’s borrowings, and, in the event that such asset coverage shall at any time fall below 300%, a fund must, within three days thereafter (not including Sundays and holidays), reduce the amount of its borrowings to an extent that the asset coverage of all of a fund’s borrowings shall be at least 300%. In addition, a fund may borrow up to 5% of its total assets from banks or other lenders for temporary purposes (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed).
Under the 1940 Act, a senior security does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of a fund at the time the loan is made (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). The SEC and/or its staff has indicated that certain investment practices may raise senior security issues unless a fund takes appropriate steps to segregate assets against, or cover, its obligations. A fund is permitted to engage in the investment practices described in Part A and Part B of this Registration Statement.
At present, the 1940 Act does not set forth a maximum percentage of a fund’s assets that may be invested in commodities.
Under the 1940 Act, a fund generally may not lend portfolio securities representing more than one-third of its total asset value (including the value of collateral received for loans of portfolio securities).
The SEC staff currently interprets concentration to mean investing more than 25% of a fund’s assets in a particular industry or group of industries (excluding US government securities).
Other Investment Policies. The Board has adopted certain additional non-fundamental policies and restrictions which are observed in the conduct of the Portfolio’s affairs. They differ from fundamental investment policies in that they may be changed or amended by action of the Board without requiring prior notice to, or approval of, the shareholders.
As a matter of non-fundamental policy:
(1)	the Portfolio may not acquire securities of other investment companies, except as permitted by the 1940 Act and the rules, regulations and any applicable exemptive order issued thereunder.
(2)	the Portfolio may not lend portfolio securities.
(3)	the Portfolio will enter into when-issued or delayed delivery transactions for the purpose of acquiring securities and not for the purpose of leverage.
(4)	the Portfolio may only use banks which, in the opinion of the Advisor, are of investment quality comparable to other permitted investments of the Portfolio for letter of credit backed investments.

Investments, Practices and Techniques, and Risks
Below is a list of the investments, practices and techniques, and risks which the Portfolio may employ (or be subject to) in pursuing its investment objective.
Adjustable Rate Securities
Asset Segregation
Borrowing
Commodity Pool Operator Exclusion
Credit Enhancement
Fixed Income Securities
Illiquid Securities
Impact of Large Redemptions and Purchases of Fund Shares
Interfund Borrowing and Lending Program
Investment Companies and Other Pooled Investment Vehicles
Mortgage-Backed Securities
Obligations of Banks and Other Financial Institutions
Repurchase Agreements
Reverse Repurchase Agreements
Special Information Concerning Master-Feeder Fund Structure
Stand-by Commitments
Third Party Puts
US Government Securities
Variable and Floating Rate Instruments
When-Issued and Delayed-Delivery Securities
Yields and Ratings

A further description of each of these investments, practices and techniques, and risks is incorporated by reference to the specific descriptions of these investments, practices and techniques, and risks in the section entitled “Part II: Appendix II-G—Investments, Practices and Techniques, and Risks” in the Statement of Additional Information for Deutsche DWS Money Market Trust—DWS Government Cash Management Fund (Institutional Shares) filed with the SEC in Post-Effective Amendment No. 86 on April 28, 2020 (File Nos. 002-78122 and 811-03495).
Portfolio Holdings Information
In addition to the public disclosure of Portfolio portfolio holdings through required SEC quarterly filings (and monthly filings for money market funds), the Portfolio may make its portfolio holdings information publicly available on the DWS funds’ Web site as described in Part A of this Registration Statement. The Portfolio does not disseminate non-public information about portfolio holdings except in accordance with policies and procedures adopted by the Portfolio.
The Portfolio’s procedures permit non-public portfolio holdings information to be shared with DWS and its affiliates, subadvisors, if any, administrators, sub-administrators, fund accountants, custodians, sub-custodians, independent registered public accounting firms, attorneys, officers and trustees/directors and each of their respective affiliates and advisers who require access to this information to fulfill their duties to the Portfolio and are subject to the duties of confidentiality, including the duty not to trade on non-public information, imposed by law or contract, or by the Portfolio’s procedures. This non-public information may also be disclosed, subject to the requirements described below, to certain third parties, such as securities lending agents, financial printers, proxy voting firms, mutual fund analysts, rating and tracking agencies, and, on an ad hoc basis, transition managers, to shareholders in connection with in-kind redemptions or, in connection with investing in underlying funds, subadvisors to DWS funds of funds (Authorized Third Parties).
Prior to any disclosure of the Portfolio’s non-public portfolio holdings information to Authorized Third Parties, a person authorized by the Board must make a good faith determination in light of the facts then known that the Portfolio has a legitimate business purpose for providing the information, that the disclosure is in the best interest of the Portfolio, and that the recipient assents or otherwise has a duty to keep the information confidential and to not trade based on the information received while the information remains non-public and that the disclosure would be in compliance with all applicable laws and DWS’s and a subadvisor’s fiduciary duties to the Portfolio. No compensation is received by the Portfolio or DWS for disclosing non-public holdings information. Periodic reports regarding these procedures will be provided to the Board.

Portfolio holdings information distributed by the trading desks of DWS or a subadvisor for the purpose of facilitating efficient trading of such securities and receipt of relevant research is not subject to the foregoing requirements. Non-public portfolio holding information does not include portfolio characteristics (other than holdings or subsets of holdings) about the Portfolio and information derived therefrom, including, but not limited to, how the Portfolio’s investments are divided among various sectors, industries, countries, value and growth stocks, bonds, small, mid and large cap stocks, currencies and cash, types of bonds, bond maturities, duration, bond coupons and bond credit quality ratings, alpha, beta, tracking error, default rate, portfolio turnover, and risk and style characteristics so long as the identity of the Portfolio’s holdings could not be derived from such information.
Registered investment companies that are subadvised by DWS may be subject to different portfolio holdings disclosure policies, and neither DWS nor the Board exercise control over such policies. In addition, separate account clients of DWS have access to their portfolio holdings and are not subject to the Portfolio’s portfolio holdings disclosure policy. The portfolio holdings of some of the funds subadvised by DWS and some of the separate accounts managed by DWS may substantially overlap with the portfolio holdings of the Portfolio.
DWS also manages certain unregistered commingled trusts, the portfolio holdings of which may substantially overlap with the portfolio holdings of the Portfolio. These trusts are not subject to the Portfolio’s portfolio holdings disclosure policy. To the extent that investors in these commingled trusts may receive portfolio holdings information of their trust on a different basis from that on which Portfolio portfolio holdings information is made public, DWS has implemented procedures reasonably designed to encourage such investors to keep such information confidential, and to prevent those investors from trading on the basis of non-public holdings information.
In addition, DWS may, from time to time, provide model portfolios to third party sponsors of model portfolio programs, which model portfolios may substantially overlap with the portfolio holdings of the Portfolio. These model portfolios are not subject to the Portfolio’s portfolio holdings disclosure policy. DWS has adopted procedures that require such third party sponsors to agree in writing to keep the model portfolio information confidential and to limit their use of the information to implementing their respective model portfolio programs.
There is no assurance that the Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings information will protect the Portfolio from the potential misuse of portfolio holdings information by those in possession of that information.
Item 17. Management of the Portfolio
Board Members and Officers
Identification and Background
The following table presents certain information regarding the Board Members of the Portfolio. Each Board Member’s year of birth is set forth in parentheses after his or her name. Unless otherwise noted, (i) each Board Member has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Board Member that is not an “interested person” (as defined in the 1940 Act) of the Portfolio or the Advisor (each, an “Independent Board Member”) is Keith R. Fox, DWS Funds Board Chair, c/o Thomas R. Hiller, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600. The term of office for each Board Member is until the election and qualification of a successor, or until such Board Member sooner dies, resigns, is removed or as otherwise provided in the governing documents of the Portfolio. Because the Portfolio does not hold an annual meeting of shareholders, each Board Member will hold office for an indeterminate period. The number of funds in the DWS fund complex shown in the table below includes all registered open- and closed-end funds (including all of their portfolios) advised by the Advisor and any registered funds that have an investment advisor that is an affiliated person of the Advisor.

Independent Board Members
Name, Year of Birth, Position with the Portfolio and Length of Time Served(1)	Business Experience and Directorships During the Past 5 Years	Number of Funds in DWS Fund Complex Overseen	Other Directorships Held by Board Member
Keith R. Fox, CFA (1954) Chairperson since 2017, and Board Member since 1996	Managing General Partner, Exeter Capital Partners (a series of private investment funds) (since 1986); Directorships: ICI Mutual Insurance Company; Progressive International Corporation (kitchen goods importer and distributor); former Chairman, National Association of Small Business Investment Companies; former Directorships: BoxTop Media Inc. (advertising); Sun Capital Advisers Trust (mutual funds) (2011-2012)	74	-
John W. Ballantine (1946) Board Member since 1999	Retired; formerly: Executive Vice President and Chief Risk Management Officer, First Chicago NBD Corporation/The First National Bank of Chicago (1996-1998); Executive Vice President and Head of International Banking (1995-1996); former Directorships: Director and Chairman of the Board, Healthways Inc.(2) (population well-being and wellness services) (2003-2014); Stockwell Capital Investments PLC (private equity); Enron Corporation; FNB Corporation; Tokheim Corporation; First Oak Brook Bancshares, Inc.; Oak Brook Bank; and Prisma Energy International. Not-for-Profit Director/Trustee: Palm Beach Civic Assn.; Window to the World Communications (public media); Life Director of Harris Theater for Music and Dance (Chicago); Life Director of Hubbard Street Dance Chicago; former Not-for-Profit Directorships: Public Radio International	74	Portland General Electric(2) (utility company) (2003-present)
Dawn-Marie Driscoll (1946) Board Member since 1987	Emeritus Executive Fellow, Center for Business Ethics, Bentley University; formerly: Partner, Palmer & Dodge (law firm) (1988-1990); Vice President of Corporate Affairs and General Counsel, Filene’s (retail) (1978-1988); Directorships: Advisory Board, Center for Business Ethics, Bentley University; Trustee and former Chairman of the Board, Southwest Florida Community Foundation (charitable organization); former Directorships: ICI Mutual Insurance Company (2007-2015); Sun Capital Advisers Trust (mutual funds) (2007-2012); Investment Company Institute (audit, executive, nominating committees) and Independent Directors Council (governance, executive committees)	74	-

Name, Year of Birth, Position with the Portfolio and Length of Time Served(1)	Business Experience and Directorships During the Past 5 Years	Number of Funds in DWS Fund Complex Overseen	Other Directorships Held by Board Member
Richard J. Herring (1946) Board Member since 1990	Jacob Safra Professor of International Banking and Professor of Finance, The Wharton School, University of Pennsylvania (since July 1972); Director, The Wharton Financial Institutions Center (since 1994); formerly: Vice Dean and Director, Wharton Undergraduate Division (1995-2000) and Director, The Lauder Institute of International Management Studies (2000-2006); Member FDIC Systemic Risk Advisory Committee since 2011, member Systemic Risk Council since 2012 and member of the Advisory Board of the Yale Program on Financial Stability since 2013; Formerly Co-Chair of the Shadow Financial Regulatory Committee (2003-2015), Executive Director of The Financial Economists Roundtable (2008-2015), Director of The Thai Capital Fund (2007-2013), Director of The Aberdeen Singapore Fund (2007-2018), and Nonexecutive Director of Barclays Bank DE (2010-2018)	74	Director, Aberdeen Japan Fund (since 2007)
William McClayton (1944) Board Member since 2004	Private equity investor (since October 2009); previously: Managing Director, Diamond Management & Technology Consultants, Inc. (global consulting firm) (2001-2009); Directorship: Board of Managers, YMCA of Metropolitan Chicago; formerly: Senior Partner, Arthur Andersen LLP (accounting) (1966-2001); Trustee, Ravinia Festival	74	-
Rebecca W. Rimel (1951) Board Member since 1995	President, Chief Executive Officer and Director, The Pew Charitable Trusts (charitable organization) (1994-present); formerly: Executive Vice President, The Glenmede Trust Company (investment trust and wealth management) (1983-2004); Board Member, Investor Education (charitable organization) (2004-2005); Trustee, Executive Committee, Philadelphia Chamber of Commerce (2001-2007); Director, Viasys Health Care(2) (January 2007-June 2007); Trustee, Thomas Jefferson Foundation (charitable organization) (1994-2012)	74	Director, Becton Dickinson and Company(2) (medical technology company) (2012-present); Director, BioTelemetry Inc.(2) (healthcare) (2009-present)
William N. Searcy, Jr. (1946) Board Member since 1993	Private investor since October 2003; formerly: Pension & Savings Trust Officer, Sprint Corporation(2) (telecommunications) (November 1989-September 2003); Trustee, Sun Capital Advisers Trust (mutual funds) (1998-2012)	74	-

Officers(4)
Name, Year of Birth, Position with the Portfolio and Length of Time Served(5)	Business Experience and Directorships During the Past 5 Years
Hepsen Uzcan(6) (1974) President and Chief Executive Officer, 2017-present	Managing Director(3), DWS; Secretary, DWS USA Corporation (2018-present); Assistant Secretary, DWS Distributors, Inc.(2018-present); Director and Vice President, DWS Service Company (2018-present); Assistant Secretary, DWS Investment Management Americas, Inc. (2018-present); and Director and President, DB Investment Managers, Inc. (2018-present); formerly: Vice President for the Deutsche funds (2016-2017); Assistant Secretary for the DWS funds (2013-2019)
John Millette(7) (1962) Vice President and Secretary, 1999-present	Director(3), DWS; Chief Legal Officer, DWS Investment Management Americas, Inc. (2015-present); Director and Vice President, DWS Trust Company (2016-present); and Secretary, DBX ETF Trust (2020-present); formerly: Secretary, Deutsche Investment Management Americas Inc. (2015-2017) and Assistant Secretary, DBX ETF Trust (2019-2020)
Ciara Crawford(8) (1984) Assistant Secretary, since February 8, 2019	Associate, DWS (2015-present); previously, Legal Assistant at Accelerated Tax Solutions
Diane Kenneally(7) (1966) Chief Financial Officer and Treasurer, 2018 – present	Director(3), DWS; Treasurer, Chief Financial Officer and Controller, DBX ETF Trust (2019-present); formerly: Assistant Treasurer for the DWS funds (2007-2018)
Paul Antosca(7) (1957) Assistant Treasurer, 2007-present	Director(3), DWS; Assistant Treasurer, DBX ETF Trust (2019-present)
Sheila Cadogan(7) (1966) Assistant Treasurer, 2017-present	Director(3), DWS; Director and Vice President, DWS Trust Company (2018-present); and Assistant Treasurer, DBX ETF Trust (2019-present)
Scott D. Hogan(7) (1970) Chief Compliance Officer, 2016-present	Director(3), DWS
Caroline Pearson(7) (1962) Chief Legal Officer, 2010-present	Managing Director(3), DWS; Assistant Secretary, DBX ETF Trust (2020-present); formerly: Secretary, Deutsche AM Distributors, Inc. (2002-2017); and Secretary, Deutsche AM Service Company (2010-2017)
Wayne Salit(6) (1967) Anti-Money Laundering Compliance Officer, 2014-present	Director(3), DWS; AML Officer, DWS Trust Company; and AML Officer, DBX ETF Trust (2014-present)
(1)	The length of time served represents the year in which the Board Member joined the board of one or more DWS funds currently overseen by the Board.
(2)	A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.
(3)	Executive title, not a board directorship.
(4)	As a result of their respective positions held with the Advisor or its affiliates, these individuals are considered “interested persons” of the Advisor within the meaning of the 1940 Act. Interested persons receive no compensation from the Portfolio.
(5)	The length of time served represents the year in which the officer was first elected in such capacity for one or more DWS funds.
(6)	Address: 875 Third Avenue, New York, New York 10022.
(7)	Address: One International Place, Boston, Massachusetts 02110.
(8)	Address: 5022 Gate Parkway, Suite 400, Jacksonville, FL 32256.
Certain officers hold similar positions for other investment companies for which DIMA or an affiliate serves as the Advisor.
Officer’s Role with Placement Agent: DWS Distributors, Inc.
Hepsen Uzcan:	Assistant Secretary

Board Member Qualifications
The Nominating and Governance Committee is responsible for recommending proposed nominees for election to the full Board for its approval. In recommending the election of the current Board Members, the Committee generally considered the educational, business and professional experience of each Board Member in determining his or her qualifications to serve as a Board Member, including the Board Member's record of service as a director or trustee of public and private organizations. In the case of most Board Members, this included their many years of previous service as a trustee of certain of the DWS funds. This previous service has provided these Board Members with a valuable understanding of the history of the DWS funds and the DIMA organization and has also served to demonstrate their high level of diligence and commitment to the interests of fund shareholders and their ability to work effectively and collegially with other members of the Board. The Committee also considered, among other factors, the particular attributes described below with respect to the various individual Board Members:
John W. Ballantine—Mr. Ballantine's experience in banking, financial risk management and investments acquired in the course of his service as a senior executive of a major US bank.
Dawn-Marie Driscoll—Ms. Driscoll's professional training and experience as an attorney, her expertise as a consultant, professor and author on the subject of business ethics, her service as a member of the executive committee of the Independent Directors Council of the Investment Company Institute and her experience as a director of an insurance company serving the mutual fund industry.
Keith R. Fox—Mr. Fox's experience as the chairman and a director of various private operating companies and investment partnerships and his experience as a director and audit committee member of several public companies. In addition, he holds the Chartered Financial Analyst designation.
Richard J. Herring—Mr. Herring's experience as a professor of finance at a leading business school and his service as an advisor to various professional and governmental organizations.
William McClayton—Mr. McClayton's professional training and experience in public accounting, including his service as a senior partner of a major public accounting firm focusing on financial markets companies and his service as a senior executive of a public management consulting firm.
Rebecca W. Rimel—Ms. Rimel's experience on a broad range of public policy issues acquired during her service as the executive director of a major public charity and her experience as a director of several public companies.
William N. Searcy, Jr.—Mr. Searcy's experience as an investment officer for various major public company retirement plans, which included evaluation of unaffiliated investment advisers and supervision of various administrative and accounting functions.
Board Committees and Meetings
Information Concerning Committees and Meetings of the Board
The Board oversees the operations of the DWS funds and meets periodically to oversee fund activities, and to review fund performance and contractual arrangements with fund service providers. The Board met 5 times during the most recently completed calendar year.
Board Leadership Structure
A fund’s Board is responsible for the general oversight of a fund’s affairs and for assuring that the fund is managed in the best interests of its shareholders. The Board regularly reviews a fund’s investment performance as well as the quality of other services provided to a fund and its shareholders by DIMA and its affiliates, including administration and shareholder servicing. At least annually, the Board reviews and evaluates the fees and operating expenses paid by a fund for these services and negotiates changes that it deems appropriate. In carrying out these responsibilities, the Board is assisted by a fund’s auditors, independent counsel and other experts, as appropriate, selected by and responsible to the Board.
Independent Board Members are not considered “interested persons” (as defined in the 1940 Act) of the fund or its investment adviser. These Independent Board Members must vote separately to approve all financial arrangements and other agreements with a fund’s investment adviser and other affiliated parties. The role of the Independent Board Members has been characterized as that of a “watchdog” charged with oversight to protect shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. A fund’s Independent Board Members meet regularly as a group in executive session without representatives of the Advisor present. An Independent Board Member currently serves as chairman of the Board.
Taking into account the number, diversity and complexity of the funds overseen by the Board Members and the aggregate amount of assets under management in the DWS funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and/or enabling resolutions, and take actions on those matters and/or make recommendations to the Board, as appropriate. Each committee may utilize the resources of counsel and auditors as well as other experts. The committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each committee are appointed by the Board upon recommendation of the Nominating and Governance Committee. The membership and chair of each committee consist exclusively of Independent Board Members.
The Board has determined that this committee structure also allows the Board to focus more effectively on the oversight of risk as part of its broader oversight of a fund’s affairs. While risk management is the primary responsibility of the Advisor, the Board regularly receives reports regarding investment risks and compliance risks. The Board’s committee structure allows separate committees to focus on different aspects of these risks and their potential impact on some or all of the DWS funds and to discuss with the Advisor how it monitors and controls such risks.

Board Committees. The Board has established the following standing committees: Audit Committee and Valuation Sub-Committee, Nominating and Governance Committee, Operations Committee and Dividend Committee.
Name of Committee	Number of Meetings in Last Calendar Year	Functions	Current Members
AUDIT COMMITTEE	5	Assists the Board in fulfilling its responsibility for oversight of (1) the integrity of the financial statements, (2) a fund’s accounting and financial reporting policies and procedures, (3) a fund’s compliance with legal and regulatory requirements related to accounting and financial reporting, (4) valuation of fund assets and securities and (5) the qualifications, independence and performance of the independent registered public accounting firm for a fund. Oversees the valuation of a fund’s securities and other assets and determines, as needed, the fair value of fund securities or other assets under certain circumstances as described in the Valuation Procedures. The Audit Committee has appointed a Valuation Sub-Committee, which may make determinations of fair value required when the Audit Committee is not in session. The current members of the Valuation Sub-Committee are William McClayton, Richard J. Herring and John W. Ballantine (Alternate). The Audit Committee also approves and recommends to the Board the appointment, retention or termination of the independent registered public accounting firm for a fund, reviews the scope of audit and internal controls, considers and reports to the Board on matters relating to a fund’s accounting and financial reporting practices, and performs such other tasks as the full Board deems necessary or appropriate.	William McClayton (Chair), Richard J. Herring (Vice Chair) and John W. Ballantine

Name of Committee	Number of Meetings in Last Calendar Year	Functions	Current Members
NOMINATING AND GOVERNANCE COMMITTEE	5	Recommends individuals for membership on the Board, nominates officers, Board and committee chairs, vice chairs and committee members, and oversees the operations of the Board. The Nominating and Governance Committee has not established specific, minimum qualifications that must be met by an individual to be considered by the Nominating and Governance Committee for nomination as a Board Member. The Nominating and Governance Committee may take into account a wide variety of factors in considering Board Member candidates, including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities to the Board, (ii) relevant industry and related experience, (iii) educational background, (iv) financial expertise, (v) an assessment of the candidate's ability, judgment and expertise, and (vi) the current composition of the Board. The Committee generally believes that the Board benefits from diversity of background, experience and views among its members, and considers this as a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard. The Nominating and Governance Committee reviews recommendations by shareholders for candidates for Board positions on the same basis as candidates recommended by other sources. Shareholders may recommend candidates for Board positions by forwarding their correspondence by US mail or courier service to Keith R. Fox, DWS Funds Board Chair, c/o Thomas R. Hiller, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600.	Rebecca W. Rimel (Chair), John W. Ballantine (Vice Chair) and William McClayton
OPERATIONS COMMITTEE	5	Reviews the administrative operations and general compliance matters of the funds. Reviews administrative matters related to the operations of the funds, policies and procedures relating to portfolio transactions, custody arrangements, fidelity bond and insurance arrangements and such other tasks as the full Board deems necessary or appropriate.	William N. Searcy, Jr. (Chair), Dawn-Marie Driscoll (Vice Chair) and Rebecca W. Rimel
DIVIDEND COMMITTEE	0	Authorizes dividends and other distributions for those funds that are organized as Maryland corporations or as series of a Maryland corporation. The Committee meets on an as-needed basis. The Committee applies only to the following corporations: Deutsche DWS Global/International Fund, Inc. and Deutsche DWS International Fund, Inc.	Dawn-Marie Driscoll, Keith R. Fox, John W. Ballantine (Alternate), Richard J. Herring (Alternate), William McClayton (Alternate), Rebecca W. Rimel (Alternate) and William N. Searcy, Jr. (Alternate)
Ad Hoc Committees. In addition to the standing committees described above, from time to time the Board may also form ad hoc committees to consider specific issues.

Board Member Ownership and Control Persons
Board Member Ownership in the Portfolio
Because the Portfolio is a “master portfolio” held by other feeder funds, the Board Members cannot directly invest in the Portfolio. The following table shows the dollar range of equity securities beneficially owned by each current Board Member in DWS funds as of December 31, 2019.
Aggregate Dollar Range of Beneficial Ownership(1)
Funds Overseen by Board Member in the DWS Funds
Independent Board Member:
John W. Ballantine	Over $100,000
Dawn-Marie Driscoll	Over $100,000
Keith R. Fox	Over $100,000
Richard J. Herring	Over $100,000
William McClayton	Over $100,000
Rebecca W. Rimel	Over $100,000
William N. Searcy, Jr.	Over $100,000
(1)	The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
Ownership in Securities of the Advisor and Related Companies
As reported to the Portfolio, the information in the table below reflects ownership by the current Independent Board Members and their immediate family members of certain securities as of December 31, 2019. An immediate family member can be a spouse, children residing in the same household, including step and adoptive children, and any dependents. The securities represent ownership in the Advisor or Distributor and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Advisor or Distributor (including Deutsche Bank AG and DWS Group).
Independent Board Member	Owner and Relationship to Board Member	Company	Title of Class	Value of Securities on an Aggregate Basis	Percent of Class on an Aggregate Basis
John W. Ballantine		None
Dawn-Marie Driscoll		None
Keith R. Fox		None
Richard J. Herring		None
William McClayton		None
Rebecca W. Rimel		None
William N. Searcy, Jr.		None
Board Member Compensation
Each Independent Board Member receives compensation from the Portfolio for his or her services, which includes retainer fees and specified amounts for various committee services and for the Board Chairperson and Vice Chairperson. No additional compensation is paid to any Independent Board Member for travel time to meetings, attendance at directors’ educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences or service on special fund industry director task forces or subcommittees. Independent Board Members do not receive any employee benefits such as pension or retirement benefits or health insurance from the Portfolio or any fund in the DWS fund complex.

Board Members who are officers, directors, employees or stockholders of DWS or its affiliates receive no direct compensation from the Portfolio, although they are compensated as employees of DWS, or its affiliates, and as a result may be deemed to participate in fees paid by the Portfolio. The following tables show, for each current Independent Board Member, compensation from the Portfolio during its most recently completed fiscal year, and aggregate compensation from all of the funds in the DWS fund complex during calendar year 2019.
Aggregate Compensation from the Portfolio
Government Cash Management Portfolio
Independent Board Member:
John W. Ballantine	$79,911
Dawn-Marie Driscoll	$73,288
Keith R. Fox	$99,782
Richard J. Herring	$73,288
William McClayton	$79,911
Rebecca W. Rimel	$79,911
William N. Searcy, Jr.	$79,911
Total Compensation from DWS Fund Complex
Board Member	Total Compensation from the Portfolio and DWS Fund Complex(1)
Independent Board Member:
John W. Ballantine(3)	$320,000
Dawn-Marie Driscoll	$295,000
Keith R. Fox(2)	$395,000
Richard J. Herring	$295,000
William McClayton(3)	$320,000
Rebecca W. Rimel(3)	$320,000
William N. Searcy, Jr.(3)	$320,000
(1)	For each Independent Board Member, total compensation from the DWS fund complex represents compensation from 77 funds as of December 31, 2019.
(2)	Includes $100,000 in annual retainer fees received by Mr. Fox as Chairperson of DWS funds.
(3)	Includes $25,000 in annual retainer fees for serving as Chairperson of a Board committee.
Codes of Ethics
The Portfolio, the Advisor, and the Portfolio's exclusive placement agent have adopted codes of ethics under Rule 17j-1 under the 1940 Act. Board Members, officers of the Portfolio and employees of the Advisor and exclusive placement agent are permitted to make personal securities transactions, including transactions in securities that may be purchased or held by the Portfolio, subject to requirements and restrictions set forth in the applicable Code of Ethics. The Advisor’s Code of Ethics contains provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Among other things, the Advisor’s Code of Ethics prohibits certain types of transactions absent prior approval, imposes time periods during which personal transactions may not be made in certain securities, and requires the submission of duplicate broker confirmations and quarterly reporting of securities transactions. Additional restrictions apply to portfolio managers, traders, research analysts and others involved in the investment advisory process. Exceptions to these and other provisions of the Advisor’s Codes of Ethics may be granted in particular circumstances after review by appropriate personnel.

Proxy Voting Policy and Guidelines
The Portfolio has delegated proxy voting responsibilities to the Advisor, subject to the Board’s general oversight. The Portfolio has delegated proxy voting to the Advisor with the direction that proxies should be voted consistent with the Portfolio’s best economic interests. The Advisor has adopted its own Proxy Voting Policy and Guidelines (“Policy”) for this purpose. The Policy addresses, among other things, conflicts of interest that may arise between the interests of the Portfolio, and the interests of the Advisor and its affiliates, including the Portfolio’s exclusive placement agent.
The Policy is incorporated by reference to the section entitled “Part II: Appendix II-I—Proxy Voting Policy and Guidelines” in the Statement of Additional Information for Deutsche DWS Money Market Trust—DWS Government Cash Management Fund (Institutional Shares), filed with the SEC in Post-Effective Amendment No. 86 on April 28, 2020 (File Nos. 002-78122 and 811-03495).
You may obtain information about how the Portfolio voted proxies related to its portfolio securities during the 12-month period ended June 30 by visiting the SEC’s Web site at www.sec.gov or by visiting our Web site at dws.com/en-us/resources/proxy-voting.
Item 18. Control Persons and Principal Holders of Securities
As of April 3, 2020, DWS Government Money Market Series, DWS Government Cash Management Fund and DWS Government Cash Reserves Fund Institutional, each a series of Deutsche DWS Money Market Trust, owned approximately 96%,1% and 2%, respectively, of the value of the outstanding interests in the Portfolio, and Government Money Market ProFund, a series of ProFunds, owned approximately 1% of the value of the outstanding interests in the Portfolio (each of the foregoing series, a “Feeder Fund” and collectively, the “Feeder Funds”). At the level of ownership indicated, DWS Government Money Market Series would be able to determine the outcome of most issues that are submitted to investors to vote upon. Deutsche DWS Money Market Trust is a Massachusetts business trust with principal executive offices at 875 Third Avenue, New York, NY 10022. ProFunds is a Delaware statutory trust with principal executive offices at 7501 Wisconsin Avenue, Suite 1000E, Bethesda, MD 20814.
Each Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will cast its votes as instructed by the Feeder Fund’s shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.
Item 19. Investment Advisory and Other Services
Management of the Portfolio
The Investment Advisor
DWS Investment Management Americas, Inc. (“DIMA” or the “Advisor”), with headquarters at 875 Third Avenue, New York, NY 10022, is the investment advisor for the Portfolio. Under the oversight of the Board, the Advisor makes investment decisions, buys and sells securities for the Portfolio and conducts research that leads to these purchase and sale decisions. The Advisor is an indirect, wholly-owned subsidiary of DWS Group GmbH & Co. KGaA (“DWS Group”), a separate, publicly-listed financial services firm that is an indirect, majority-owned subsidiary of Deutsche Bank AG. The Advisor and its predecessors have more than 90 years of experience managing mutual funds and provide a full range of global investment advisory services to institutional and retail clients.

DWS represents the asset management activities conducted by DWS Group or any of its subsidiaries, including DIMA, other affiliated investment advisors and DWS Distributors, Inc. (“DDI” or the “Distributor”). DWS is a global organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles.
Pursuant to an Investment Management Agreement with the Portfolio, DIMA receives a fee for its services at the rate set forth below in the section entitled “Fee payable to DIMA for investment management services.”
DWS Name. Under a separate agreement, DWS Investment GmbH has granted a license to DWS Group which permits the DWS funds to utilize the “DWS” trademark.
Placement Agent. Pursuant to an Exclusive Placement Agent Agreement with the Portfolio, DDI, 222 South Riverside Plaza, Chicago, IL 60606, an affiliate of the Advisor, serves as Exclusive Placement Agent for the Portfolio.
Administrator. DIMA serves as the Portfolio’s administrator pursuant to an Administrative Services Agreement. For its services under the Administrative Services Agreement, the Administrator receives a fee at the rate set forth below in the section entitled “Fee payable to DIMA for administrative services.” The Administrator will pay Accounting Agency fees out of the Administrative Services fee.
Transfer Agent and Shareholder Service Agent. DWS Service Company (“DSC”), 222 South Riverside Plaza, Chicago, IL 60606, an affiliate of the Advisor, is the Portfolio’s transfer agent, dividend-paying agent and shareholder service agent pursuant to a transfer agency and service agreement (“Transfer Agency and Service Agreement”). Pursuant to a sub-transfer agency agreement between DSC and DST Systems, Inc. (“DST”), DSC has delegated certain transfer agent, dividend paying agent and shareholder servicing agent functions to DST. The costs and expenses of such delegation are borne by DSC, not by the Portfolio. The Portfolio does not pay a fee to DSC for services provided pursuant to the Transfer Agency and Service Agreement.
Custodian. State Street Bank and Trust Company (the “Custodian”), State Street Financial Center, One Lincoln Street, Boston, MA 02111, serves as the Portfolio’s custodian pursuant to a custody agreement with the Portfolio (“Custody Agreement”). Under the Custody Agreement with the Portfolio, the Custodian (i) maintains separate accounts in the name of the Portfolio, (ii) holds and transfers portfolio securities on account of the Portfolio, (iii) accepts receipts and makes disbursements of money on behalf of the Portfolio, and (iv) collects and receives all income and other payments and distributions on account of the Portfolio’s portfolio securities. The Custodian has entered into agreements with foreign subcustodians approved by the Board pursuant to Rule 17f-5 under the 1940 Act.
In some instances, the Custodian may use Deutsche Bank AG or its affiliates, as subcustodian (“DB Subcustodian”) in certain countries. To the extent a fund holds any securities in the countries in which the Custodian uses a DB Subcustodian as a subcustodian, those securities will be held by DB Subcustodian as part of a larger omnibus account in the name of the Custodian (“Omnibus Account”). For its services, DB Subcustodian receives (1) an annual fee based on a percentage of the average daily net assets of the Omnibus Account and (2) transaction charges with respect to transactions that occur within the Omnibus Account (e.g., foreign exchange transactions or corporate transactions). To the extent that a DB Subcustodian receives any brokerage commissions for any transactions, such transactions and amount of brokerage commissions paid by the Portfolio are set forth in Item 21 “Brokerage Allocation and Other Practices” below.
The Custodian’s fee may be reduced by certain earnings credits in favor of the Portfolio.
Independent Registered Public Accounting Firm. Ernst & Young LLP, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Portfolio’s independent registered public accounting firm. The independent registered public accounting firm audits the financial statements of the Portfolio and provides other audit, tax and related services. Shareholders will receive annual audited financial statements and semi-annual unaudited financial statements.

On May 14, 2019, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm to the Portfolio. PwC communicated its resignation to the Board.
PwC's reports on the Portfolio's financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
During the fiscal years ended December 31, 2018 and December 31, 2017 and during the subsequent interim period through May 14, 2019: (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the Portfolio's financial statements for such periods; and (ii) there were no “reportable events” of the kind described in paragraph (a)(1)(v) of Item 304 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “1934 Act”).
On May 15, 2019, the Audit Committee of the Board and the Board approved the selection of Ernst & Young LLP (“EY”) as the Portfolio's independent registered public accounting firm for the fiscal year ending December 31, 2019. During the Portfolio's fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period through May 14, 2019, neither the Portfolio, nor anyone on its behalf, consulted with EY on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Portfolio's financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).
Fee Rates of Service Providers
Fee payable to DIMA for investment management services
The management fee for the Portfolio, at the annual percentage rate of daily net assets, is indicated below:
Portfolio Name	Management Fee Rate
Government Cash Management Portfolio	First $3 billion 0.1200% Next $4.5 billion 0.1025% Thereafter 0.0900%
Fee payable to DIMA for administrative services
The Portfolio pays DIMA an administrative services fee, computed daily and paid monthly, of 0.030% of the Portfolio’s average daily net assets.
Service Provider Compensation
Fiscal Year Ended	Gross Amount Paid to DIMA for Advisory Services	Amount Waived by DIMA for Advisory Services	Gross Amount Paid to DIMA for General Administrative Services	Amount Waived by DIMA for General Administrative Services
2019	$17,485,992	$12,074,227	$5,341,164	$0
2018	$17,690,055	$7,577,635	$5,409,185	$0
2017	$13,042,850	$4,552,724	$3,860,120	$0
From time to time, the Advisor may voluntarily waive a portion of its fees and/or reimburse certain operating expenses of the Portfolio. These voluntary waivers and/or reimbursements may be terminated at any time at the option of the Advisor.

The Advisor and its affiliates may voluntarily waive a portion of their fees and/or reimburse certain expenses to the extent necessary to assist the Portfolio in attempting to avoid a negative yield. There is no guarantee that the Portfolio will avoid a negative yield. These voluntary waivers and/or reimbursements may be amended or terminated at any time at the option of the Advisor. These voluntary waivers and/or reimbursements are in addition to any existing contractual expense limitations.
Securities Lending
The Portfolio had no securities lending activity during its most recent fiscal year.
Item 20. Portfolio Managers
Not Applicable.
Item 21. Brokerage Allocation and Other Practices
Portfolio Transactions
The Advisor is generally responsible for placing orders for the purchase and sale of portfolio securities, including the allocation of brokerage. The Advisor may delegate trade execution, trade matching and settlement services to DWS’s branch offices or affiliates located in the US or outside the US.
The policy of the Advisor in placing orders for the purchase and sale of securities for a fund is to seek best execution, taking into account execution factors such as: costs; speed; likelihood of execution and settlement; size; nature; and any other consideration relevant to the execution of a particular order. The relative importance of these execution factors will be determined based on the following criteria: characteristics of the order; the financial instruments that are the subject of the order; the characteristics of the execution venues to which the order can be directed; the current market circumstances; and the objectives, investment policies and risks of a fund. Generally, the Advisor will regard price and cost as the important factors for best execution, however there may be circumstances when the Advisor may determine that other execution factors have a greater influence for a particular order in achieving the best possible result.
The Advisor will generally select brokers to effect securities transactions based on a number of criteria, including their: market and security familiarity; access to liquidity or willingness to commit risk to a principal trade; financial stability and certainty of settlement; reliability and integrity of maintaining confidentiality; soundness of technological infrastructure and operational capabilities; safeguards and compliance controls to protect clients; pricing costs for execution-only services; and ability to provide transaction costs analysis.
Commission rates on transactions in equity securities on US securities exchanges are subject to negotiation. Commission rates on transactions in equity securities on foreign securities exchanges are generally fixed. Purchases and sales of fixed-income securities and certain over-the-counter securities are effected on a net basis, without the payment of brokerage commissions. Transactions in fixed income and certain over-the-counter securities are generally placed by the Advisor with the principal market makers for these securities unless the Advisor reasonably believes more favorable results are available elsewhere. Transactions with dealers serving as market makers reflect the spread between the bid and asked prices. Purchases of underwritten issues will include an underwriting fee paid to the underwriter. Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker. The Advisor seeks to evaluate the overall reasonableness of brokerage commissions with commissions charged on comparable transactions and compares the brokerage commissions (if any) paid by the funds to reported commissions paid by others. The Advisor routinely reviews commission rates, execution and settlement services performed and makes internal and external comparisons.

It is likely that the broker-dealers selected based on the considerations described in this section will include firms that also sell shares of the funds to their customers. However, the Advisor does not consider sales of shares of the funds as a factor in the selection of broker-dealers to execute portfolio transactions for the funds and, accordingly, has implemented policies and procedures reasonably designed to prevent its traders from considering sales of shares of the funds as a factor in the selection of broker-dealers to execute portfolio transactions for the funds.
The Advisor is permitted by Section 28(e) of the the 1934 Act, when placing portfolio transactions for a fund, to cause a fund to pay brokerage commissions in excess of that which another broker-dealer might charge for executing the same transaction in order to obtain research and brokerage services if the Advisor determines that such commissions are reasonable in relation to the overall services provided. The Advisor may from time to time, in reliance on Section 28(e) of the 1934 Act, execute portfolio transactions with broker-dealers that provide research and brokerage services to the Advisor. Consistent with the Advisor’s policy regarding best execution, where more than one broker is believed to be capable of providing best execution for a particular trade, the Advisor may take into consideration the receipt of research and brokerage services in selecting the broker-dealer to execute the trade. Although certain research and brokerage services from broker-dealers may be useful to a fund and to the Advisor, it is the opinion of the Advisor that such information only supplements its own research effort since the information must still be analyzed, weighed and reviewed by the Advisor’s staff. To the extent that research and brokerage services of value are received by the Advisor, the Advisor avoids expenses that it might otherwise incur. Research and brokerage services received from a broker-dealer may be useful to the Advisor and its affiliates in providing investment management services to all or some of its clients, which includes a fund. Services received from broker-dealers that executed securities transactions for a fund will not necessarily be used by the Advisor specifically to service that fund.
Research and brokerage services provided by broker-dealers may include, but are not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and measurement and analysis of corporate responsibility issues. Research and brokerage services are typically received in the form of written or electronic reports, access to specialized financial publications, telephone contacts and personal meetings with security analysts, but may also be provided in the form of access to various computer software and meetings arranged with corporate and industry representatives. In addition, the Advisor may also select broker-dealers and obtain from them research and brokerage services that are used in connection with executing trades, such as computer software and/or electronic communication services used by the Advisor to facilitate trading activity with a broker-dealer.
Research and brokerage services may include products obtained from third parties if the Advisor determines that such product or service constitutes brokerage and research as defined in Section 28(e) and interpretations thereunder. Provided a subadvisor is acting in accordance with any instructions and directions of the Advisor or the Board, the subadvisor is authorized to pay to a broker or dealer who provides third party brokerage and research services a commission for executing a portfolio transaction for a fund in excess of what another broker or dealer may charge, if the subadvisor determines in good faith that such commission was reasonable in relation to the value of the third party brokerage and research services provided by such broker or dealer.
The Advisor may use brokerage commissions to obtain certain brokerage products or services that have a mixed use (i.e., it also serves a function that does not relate to the investment decision-making process). In those circumstances, the Advisor will make a good faith judgment to evaluate the various benefits and uses to which it intends to put the mixed use product or service and will pay for that portion of the mixed use product or service that it reasonably believes does not constitute research and brokerage services with its own resources.
The Advisor will monitor regulatory developments and market practice in the use of client commissions to obtain research and brokerage services and may adjust its portfolio transactions policies in response thereto.
Due to European regulatory changes affecting the Advisor and certain of its affiliates, beginning in January 2018, funds (or portions thereof) subadvised by the Advisor’s European affiliates will no longer participate in the client commission arrangements described above with respect to obtaining research services. For those funds (or relevant portions thereof), the Advisor or its affiliates will pay for research services previously obtained through use of client commissions from their own assets. The Advisor and its affiliates have put into place procedures to ensure that all funds managed by the Advisor or its affiliates pay only their proportionate share of the cost of research services, as appropriate. The subadvisory agreements for the relevant funds have been modified to reflect the recent European regulatory changes.
Investment decisions for a fund and for other investment accounts managed by the Advisor are made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for a fund with those to be sold or purchased for other accounts in executing transactions. The Advisor has adopted policies and procedures that are reasonably designed to ensure that when the Advisor aggregates securities purchased or sold on behalf of accounts, the securities are allocated among the participating accounts in a manner that the Advisor believes to be fair and equitable. The Advisor makes allocations among accounts based upon a number of factors that may include, but are not limited to, investment objectives and guidelines, risk tolerance, availability of other investment opportunities and available cash for investment. While in some cases this practice could have a detrimental effect on the price paid or received by, or on the size of the position obtained or disposed of for, a fund, in other cases it is believed that the ability to engage in volume transactions will be beneficial to a fund. With respect to limited opportunities or initial public offerings, the Advisor may make allocations among accounts on a pro-rata basis with consideration given to suitability.
The Advisor and its affiliates and each fund's management team manage other mutual funds and separate accounts, some of which use short sales of securities as a part of its investment strategy. The simultaneous management of long and short portfolios creates potential conflicts of interest including the risk that short sale activity could adversely affect the market value of the long positions (and vice versa), the risk arising from sequential orders in long and short positions, and the risks associated with receiving opposing orders at the same time. The Advisor has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts of interest. Incorporated in the procedures are specific guidelines developed to ensure fair and equitable treatment for all clients. The Advisor and the investment team have established monitoring procedures and a protocol for supervisory reviews, as well as compliance oversight to ensure that potential conflicts of interest relating to this type of activity are properly addressed.
The Advisor may provide model portfolio recommendations for a variety of investment styles to clients of the Advisor and affiliates. Model portfolios may relate to the same investment strategies that are also offered to or utilized by the Advisor’s other client accounts, including the DWS funds. The Advisor may provide model portfolio recommendations on a non-discretionary or discretionary basis to sponsors of model portfolio programs (Sponsors) who may utilize such recommendations in connection with the management of their client accounts; i.e., the Advisor may provide model portfolio recommendations to Sponsors who then execute securities transactions on behalf of their program clients in accordance with the model portfolios. Model portfolio related trading activity by Sponsors on behalf of their clients could potentially result in the Advisor’s non-model portfolio clients, including the DWS funds, receiving prices that are less favorable than prices that might otherwise have been obtained absent the Sponsors’ trading activity, particularly for orders that are large in relation to a security’s average daily trading volume. The Advisor intends to take reasonable steps to minimize the market impact on non-model portfolio client accounts of orders associated with model portfolio recommendations provided to Sponsors.
Deutsche Bank AG or one of its affiliates (or in the case of a subadvisor, the subadvisor or one of its affiliates) may act as a broker for the funds and receive brokerage commissions or other transaction-related compensation from the funds in the purchase and sale of securities, options or futures contracts when, in the judgment of the Advisor, and in accordance with procedures approved by the Board, the affiliated broker will be able to obtain a price and execution at least as favorable as those obtained from other qualified brokers and if, in the transaction, the affiliated broker charges the funds a rate consistent with that charged to comparable unaffiliated customers in similar transactions.
Brokerage Commissions
The amount of brokerage commissions paid by the Portfolio may change from year to year because of, among other things, changing asset levels, shareholder activity and/or portfolio turnover.

Brokerage Commissions
	Fiscal Year	Brokerage Commissions Paid by Portfolio
Government Cash Management Portfolio	2019	$0
	2018	$0
	2017	$0
Brokerage Commissions Paid to Affiliated Brokers
	Fiscal Year	Name of Affiliated Broker	Affiliation	Aggregate Brokerage Commissions Paid by Portfolio to Affiliated Brokers	% of the Total Brokerage Commissions	% of the Aggregate Dollar Value of all Portfolio Transactions
Government Cash Management Portfolio	2019	None	—	None	—	—
	2018	None	—	None	—	—
	2017	None	—	None	—	—
The Portfolio did not hold any securities of its regular brokers or dealers (as such term is defined in the 1940 Act) as of the end of its most recent fiscal year.
Transactions for Research Services
For the most recent fiscal year, the Portfolio allocated the following amount of transactions, and related commissions, to broker-dealer firms that have been deemed by the Advisor to provide research services. The provision of research services was not necessarily a factor in the placement of business with such firms.
Fund	Amount of Transactions with Research Firms	Commissions Paid on Transactions with Research Firms
Government Cash Management Portfolio	$0	$0
Item 22. Capital Stock and Other Securities
Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio’s net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred.
Each investor is entitled to a vote in proportion to the amount of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio’s Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Portfolio. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Portfolio, or (ii) by the Trustees of the Portfolio by written notice to its investors.
Investors in the Portfolio will be held personally liable (on a joint and several basis) for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents, covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.
The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
Item 23. Purchase, Redemption and Pricing of Shares
Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended. See Item 11 “Shareholder Information” in Part A of this Registration Statement.
Item 24. Taxation of the Portfolio
Taxes
The following is intended to be a general summary of certain US federal income tax consequences of investing in the Portfolio. It is not intended as a complete discussion of all such consequences, nor does it purport to deal with all categories of investors, some of which may be subject to special tax rules. Current and prospective investors are therefore advised to consult with their tax advisors before making an investment in the Portfolio. The Portfolio's investors are expected to be principally regulated investment companies. The summary below does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them. The summary below is based on the laws in effect on the date of this Registration Statement and on existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect.
Federal Income Tax Treatment of the Portfolio. It is intended that the Portfolio operate and be treated as a partnership for US federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolio generally is not expected to be subject to US federal income tax. Nonetheless, it will file appropriate information returns with the Internal Revenue Service (“IRS”) annually as described below in “Federal Income Taxation of Investors.”
Federal Income Taxation of Investors. Each investor in the Portfolio is required to take into account in determining its US federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Portfolio and Subchapter K of the Code, related Treasury regulations promulgated thereunder, and other applicable authority) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.
The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving a larger or smaller share of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.
The amount of tax due, if any, with respect to gains and income of the Portfolio is determined separately for each investor. The Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio’s taxable year, to provide each investor with a Schedule K-l indicating the investor’s allocable share of the Portfolio’s income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.
Investors who contribute assets in kind to the Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to the Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of the Portfolio’s allocations, elections or determinations, in which case an investor may be allocated a larger or smaller share of any tax item.
Distributions and adjusted basis. In general, an investor’s adjusted basis in its interest in the Portfolio will initially equal the amount of cash and the adjusted basis in other property, if any, the investor has contributed for the interest and will be increased by the investor’s proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis includes the investor’s share of the Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.
In general, an investor that receives cash in connection with the investor’s complete withdrawal from the Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period for its interests in the Portfolio, except that an investor generally will recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor’s adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain or loss than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio. If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its Portfolio interest. Special rules apply to the distribution of property to an investor who contributed other property to the Portfolio and to the distribution of such contributed property to another investor. The federal income tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that the Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If the Portfolio qualifies as an investment partnership, each investor should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to the Portfolio.
An investor cannot deduct losses from the Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis for its interest exceeds zero in such years. Certain other limitations on the deductibility of Portfolio losses and certain expenses can also apply. For instance, Section 163(d) of the Code imposes limitations on the deductibility of investment interest by non-corporate taxpayers. Investment interest is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Portfolio is expected to be treated as arising from property held for investment, any interest expense incurred by a non-corporate investor to purchase or carry its interest in the Portfolio and its allocable share of interest expense incurred by the Portfolio may be subject to the investment interest limitations.
In addition, depending on the nature of its activities, the Portfolio may be deemed to be either an investor or trader in securities, or both if the Portfolio engages in multiple activities. If the Portfolio is deemed to be an investor, certain Portfolio fees and expenses (including, without limitation, the management fees) will be treated as miscellaneous itemized deductions of the Portfolio for US federal income tax purposes. An individual taxpayer and certain trusts or estates that hold interests in the Portfolio (directly or through certain pass-through entities, including a partnership, a nonpublicly offered regulated investment company, a Subchapter S corporation, or a grantor trust) may not deduct such fees and expenses for taxable years beginning after December 31, 2017 and before January 1, 2026 and may deduct such fees and expenses in a taxable year beginning on or after January 1, 2026 only to the extent they exceed 2% of the taxpayer’s adjusted gross income, but only if the investor itemizes deductions. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for taxable years beginning on or after January 1, 2026 will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (this limitation being applied after giving effect to the 2% floor described above and any other applicable limitations).
Federal Income Taxation of Portfolio Income. For federal income tax purposes, investment income is generally treated as ordinary income. The treatment of capital gains, however, is generally determined by how long the Portfolio owned (or is deemed to have owned) the investments that generated them, rather than by how long an investor has held its interest in the Portfolio. In general, gains or losses from the sale of investments that the Portfolio owned (or is deemed to have owned) for one year or less are treated as short-term capital gains or losses and gains or losses from the sale of investments that the Portfolio owned (or is deemed to have owned) for more than one year are treated as long-term capital gains or losses. Dividends received by the Portfolio (if any) from domestic corporations and certain foreign corporations will be “qualified dividend income,” taxed in the hands of individuals and other non-corporate taxpayers at the rates applicable to long-term capital gain, provided certain holding period and other requirements are met. The Portfolio does not expect to earn income that will qualify as “qualified dividend income,” or for the corporate dividends-received deduction when allocated to investors.
Income received by the Portfolio in lieu of dividends with respect to (i) securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Portfolio on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for US federal income tax purposes as a loan by the Portfolio, will not constitute qualified dividend income to individual and other non-corporate shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.
The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed as an offset only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first $3,000 may generally offset ordinary income, and the excess may be carried forward (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to $3,000, in each succeeding year. Corporations may only offset capital losses against capital gains and may also be subject to other rules that limit the use of losses in a particular taxable year, and the excess generally may be carried back for three years and carried forward for up to five years.
An additional 3.8% Medicare contribution tax is imposed on certain net investment income (which includes, but is not limited to, interest, dividends and net gain on investments) of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.
Special federal income tax provisions that apply to certain investments. Certain of the Portfolio’s investment practices are subject to special and complex federal income tax provisions, including rules relating to short sales, constructive sales, “straddle” and “wash sale” transactions and mark-to-market rules, that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, (iv) cause the recognition of income or gain without a corresponding receipt of cash and/or (v) adversely alter the characterization of certain Portfolio investments. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Portfolio.
Certain debt obligations. The Portfolio’s investment in debt obligations that are issued with original issue discount (OID) or acquired with market discount or acquisition discount will be subject to special federal income tax rules. Pursuant to these special rules, the Portfolio may be required to include any such OID or discount generated on these securities in its taxable income, and allocate that income to its investors, over the term of the securities, even though payment of those amounts are not received until a later time, upon partial or full repayment or disposition of the debt securities. These investments may also affect the character of income recognized by the Portfolio and allocated to its investors.
Certain mortgage-backed securities. Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Portfolio’s income (including income allocated to the Portfolio from another pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (REMIC) (including a residual interest in a collateralized mortgage obligation (CMO) for which an election to be treated as a REMIC is in effect) or an equity interest in a taxable mortgage pool (TMP) (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership will be allocated to investors in the partnership consistent with their allocation of other items of income, with the same consequences as if the investors held the related REMIC or TMP interest directly. In general, excess inclusion income allocated to investors (i) may constitute “unrelated business taxable income” (UBTI) for those entities who would otherwise be exempt from federal income tax, such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, that invest in a regulated investment company to which the Portfolio allocates excess inclusion income, thereby potentially requiring an entity that otherwise might not be required to file a federal income tax return, to file a tax return and pay tax on such income, (ii) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), and (iii) will not be eligible for reduced US withholding tax rates for non-US investors (including non-US investors eligible for the benefits of a US income tax treaty) that invest in a regulated investment company to which the Portfolio allocates excess inclusion income.
Foreign investments. The Portfolio may make investments that subject the Portfolio and/or investors directly or indirectly to taxation and/or tax filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest, and capital gains. In particular, the Portfolio’s foreign investments may cause some of the income or gains of the Portfolio to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Portfolio were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although investors should be aware that the Portfolio may not be entitled to claim reduced withholding rates on foreign taxes or may choose not to assert any such claim. The tax consequences to investors may depend in part on the direct and indirect activities and investments of the Portfolio. Accordingly, the Portfolio will be limited in its ability to avoid adverse foreign tax consequences resulting from the Portfolio’s underlying investments. Furthermore, some investors may not be eligible for certain or any treaty benefits. Subject to applicable limitations, an investor that is a regulated investment company for US federal income tax purposes may be entitled to elect to permit its shareholders to claim, for US federal income tax purposes, a credit or deduction for its allocable share of any foreign tax incurred by the Portfolio, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations.
Regulated investment company investors. It is intended that the Portfolio’s assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the diversification and income requirements of Subchapter M of the Code for qualification as a “regulated investment company,” assuming that the investor has invested all or substantially all of its assets in the Portfolio.
Because the Portfolio is not required to make distributions to its investors each year, the income recognized by a regulated investment company in respect of its investment in the Portfolio could exceed amounts distributed by the Portfolio to the regulated investment company in a particular year. In addition, this situation can be exacerbated by certain of the Portfolio’s investments which, as described earlier, can give rise to “phantom” (noncash) income or otherwise cause timing differences between income recognition for federal income tax purposes and actual receipt of cash by the Portfolio on the investments. Accordingly, investors that intend to meet the 90% distribution requirement for treatment as a “regulated investment company” could be required to redeem a portion of their interests in the Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level US federal income and excise taxes. The Portfolio, in turn, may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.
Backup Withholding
The Portfolio may be required to withhold US federal income tax on distributions and redemption proceeds payable to investors who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, who have underreported dividend or interest income, or who have been notified (or when the Portfolio is notified) by the IRS that they are subject to backup withholding. The backup withholding tax rate is currently 24%. Corporate investors and certain other investors specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the investor’s US federal income tax liability.
Audits and Adjustments to Tax Liability
The Portfolio’s tax returns are subject to review by the IRS and other taxing authorities. If the Portfolio were audited and the IRS or another taxing authority were successful in adjusting items of income, gain, loss or deduction, then subject to the Revised Audit Provisions discussed below, such adjustments could change the income tax liabilities of investors in the Portfolio and might require investors to file amended tax returns, which could result in an investor owing additional taxes, penalties and interest and in an audit of the investor’s own tax return.

For taxable years beginning on or after January 1, 2018, the federal income tax audit procedures that apply to partnerships, such as the Portfolio, changed. Under these new rules (the “Revised Audit Provisions”), any adjustments to the Portfolio’s tax items (including any investor’s share thereof) would be determined in a proceeding at the Portfolio level. Any resulting underpayment of taxes (including interest and penalties) generally would be assessed against the Portfolio itself, notwithstanding that the Portfolio is not otherwise subject to federal income tax. As a result, such additional income tax assessment would be borne by the investors that own an interest in the Portfolio at the time of such assessment, which may be different persons, or persons with different ownership percentages, than the persons owning interests for the tax year at issue.
Under the Revised Audit Provisions, certain elections may be available to mitigate the impact of these adjustments on the Portfolio, including an election to “pass through” the adjustments to investors. If such an election were made, each person who was an investor in the year subject to audit would be responsible for any additional taxes, interest and penalties on its share of the adjustment.
US Tax Shelter Rules
The Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors, and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by the Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of “reportable transactions” in Treas. Reg. Sec. 1.6011-4(b), which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. Although the Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.
Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Portfolio and participation in the Portfolio’s income, gain, loss, deduction, or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction, or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.
Under US federal tax law, if the Portfolio (or any fund in which the Portfolio directly or indirectly invests) engages in certain tax shelter transactions, a tax-exempt investor could be subject to an excise tax equal to the highest corporate tax rate times the greater of (i) the investor’s net income from the transactions or (ii) 75% of the proceeds attributable to the investor from the transactions. If such a tax-exempt investor knew or had reason to know that a transaction was a prohibited tax shelter transaction, a substantially higher excise tax could be applicable. In addition, such tax-exempt investors could be subject to certain disclosure requirements, and penalties could apply if such tax-exempt investors do not comply with such disclosure requirements. There can be no assurance that the Portfolio (or any fund in which the Portfolio directly or indirectly invests) will not engage or be deemed to engage in prohibited tax shelter transactions. The excise tax does not apply to tax-exempt investors that are pension plans, although certain penalties applicable to “entity managers” (as defined in Section 4965(d) of the Code) might still apply. Tax-exempt investors should consult their own tax advisors regarding these provisions.
In certain circumstances, the Portfolio and/or the Portfolio’s tax advisor may make special disclosures to the IRS of certain positions taken by the Portfolio.
FATCA

Sections 1471-1474 of the Code and the US Treasury regulations and IRS guidance issued thereunder (collectively the “Foreign Account Tax Compliance Act” or “FATCA”) generally require the Portfolio to obtain information sufficient to identify the status of each of its investors. If an investor fails to provide this information or otherwise fails to comply with FATCA, the Portfolio may be required to withhold under FATCA at a rate of 30% with respect to that investor on certain types of income, including interest or dividends it distributes or allocates to that investor. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to gross proceeds that are distributed or allocated to an investor or that are realized on the redemption of an investor’s interest in the Portfolio. Taxpayers generally may rely on these proposed regulations until final Treasury Regulations are issued. The Portfolio may disclose the information that it receives from (or concerning) its investors to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA, related intergovernmental agreements or other applicable law or regulation. Each investor is urged to consult its tax advisor regarding the applicability of FATCA and any other reporting requirements with respect to the investor’s own situation, including investments through an intermediary.
Non-Income, State, Local, and Foreign Taxes
The foregoing discussion does not address the US federal alternative minimum tax, or US federal non-income, state, local, or foreign tax, consequences of an investment in the Portfolio. It is possible that the Portfolio’s activities might generate tax return filing, reporting, or tax payment obligations in US states or local or foreign jurisdictions. Prospective investors should consult their own tax advisors regarding US federal non-income, state, local, and foreign tax matters.
The foregoing is only a summary of certain material US federal income tax consequences affecting the Portfolio and its investors. Current and prospective investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.
In particular, the Portfolio's investors are expected to be principally entities that intend to qualify for the special tax treatment accorded regulated investment companies under Subchapter M of the Code. The foregoing discussion does not address all of the special tax considerations applicable to those investors. Further, the summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them. Potential investors that do not qualify or do not intend to qualify as regulated investment companies are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.
Item 25. Underwriters
The exclusive placement agent for the Portfolio is DDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.
Item 26. Calculation of Performance Data
Not Applicable.
Item 27. Financial Statements
The financial statements for the Portfolio, together with the report of the Independent Registered Public Accounting Firm, financial highlights and notes to financial statements in the Annual Report to Shareholders of Deutsche DWS Money Market Trust—DWS Government Cash Management Fund (Institutional Shares) dated December 31, 2019, are incorporated herein by reference and are hereby deemed to be a part of this Part B. The financial statements for the Portfolio, together with the report of the Independent Registered Public Accounting Firm, financial highlights and notes to financial statements in the Annual Report to Shareholders of Deutsche DWS Money Market Trust—

DWS Government Cash Management Fund (Institutional Shares), dated December 31, 2018, are incorporated herein by reference and are hereby deemed to be a part of this Part B. A copy of an Annual Report may be obtained without charge by calling the Portfolio at (800) 730-1313.

Government Cash Management Portfolio

PART C. OTHER INFORMATION

Responses to Items 28(e), (i), (j) and (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 28. Exhibits

(a)	(1)	Amended and Restated Declaration of Trust dated April 1, 1990. (Incorporated by reference to Amendment No. 9 to the Registration Statement, as filed on April 24, 1996.)

	(2)	Amendment of Amended and Restated Declaration of Trust dated November 30, 1990. (Incorporated by reference to Amendment No. 13 to the Registration Statement, as filed on April 30, 1999.)

	(3)	Certificate of Amendment to the Declaration of Trust, dated May 16, 2003. (Incorporated by reference to Amendment No. 18 to the Registration Statement, as filed on April 29, 2004.)

	(4)	Certificate of Amendment to the Declaration of Trust, dated February 6, 2006. (Incorporated by reference to Amendment No. 20 to the Registration Statement, as filed on April 28, 2006.)

	(5)	Certificate of Amendment to the Declaration of Trust, dated April 12, 2016. (Incorporated by reference to Amendment No. 34 to the Registration Statement, as filed on April 29, 2016.)

(b)	(1)	By-Laws dated March 26, 1990. (Incorporated by reference to Amendment No. 9 to the Registration Statement, as filed on April 24, 1996.)

	(2)	Amendment to By-Laws dated September 30, 2005. (Incorporated by reference to Amendment No. 33 to the Registration Statement, as filed on May 1, 2015.)

	(3)	Amendment to By-Laws dated April 1, 2011. (Incorporated by reference to Amendment No. 29 to the Registration Statement, as filed on April 29, 2011.)

(c)	(1)	Instruments defining the rights of shareholders, including the relevant portions of the Declaration of Trust, dated April 1, 1990, as amended through April 12, 2016 (see Section 6). Referenced in exhibits (a)(1) through (a)(5) to this Item, above.

	(2)	Instruments defining the rights of shareholders, including the relevant portions of the By-Laws, dated March 6, 1990, as amended through April 1, 2011 (see Article #1). Referenced in exhibits (b)(1) through (b)(3) to this Item, above.

(d)		Amended and Restated Investment Management Agreement between the Registrant and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.) dated as of June 1, 2006, and as revised January 1, 2007, May 14, 2007, August 1, 2007, and May 1, 2016. (Incorporated by reference to Amendment No. 34 to the Registration Statement, as filed on April 29, 2016.)

(f)		Not applicable.

2

(g)	(1)	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company dated November 17, 2008. (Incorporated by reference to Amendment No. 25 to the Registration Statement, as filed on April 30, 2009.)

	(2)	Amendment, effective as of January 20, 2017, to the Master Custodian Agreement dated November 17, 2008. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

	(3)	Appendix A, effective as of May 1, 2016, to Master Custodian Agreement dated November 17, 2008. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

(h)	(1)	Exclusive Placement Agent Agreement between the Registrant and Scudder Distributors, Inc. (now known as DWS Distributors, Inc.) dated August 19, 2002. (Incorporated by reference to Amendment No. 17 to the Registration Statement, as filed on April 30, 2003.)

	(2)	Sub-Administration and Sub-Accounting Agreement among State Street Bank and Trust Company and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.), Scudder Fund Accounting Corporation, and Investment Company Capital Corp. dated April 1, 2003. (Incorporated by reference to Amendment No. 18 to the Registration Statement, as filed on April 29, 2004.)

	(3)	Amendment, effective as of January 20, 2017, to the Sub-Administration and Sub-Accounting Agreement dated April 1, 2003. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

	(4)	Amendment, effective as of June 29, 2018, to the Sub-Administration and Sub-Accounting Agreement dated April 1, 2003. (Incorporated by reference to Amendment No. 39 to the Registration Statement, as filed on December 7, 2018.)

	(5)	Amendment, effective as of January 1, 2020, to the Sub-Administration and Sub-Accounting Agreement, dated April 1, 2003. (portions omitted) (Filed herein.)

	(6)	Schedule A, dated as of May 1, 2016, to the Sub-Administration and Sub-Accounting Agreement dated April 1, 2003. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

	(7)	Amended and Restated Administrative Services Agreement between the Registrant and DWS Investment Management Americas, Inc., dated as of January 1, 2020. (portions omitted) (Filed herein.)

	(8)	Transfer Agency and Service Agreement between the Registrant and DWS Scudder Investment Service Company (now known as DWS Service Company) dated June 1, 2006. (Incorporated by reference to Amendment No. 21 to the Registration Statement, as filed on April 30, 2007.)

	(9)	Amendment No. 1, made as of July 13, 2016, to the Transfer Agency and Service Agreement dated June 1, 2006. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

	(10)	Form of Expense Limitation Agreement, dated October 1, 2007, between the Registrant and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.) (Filed herein.)

3

(l)		Investment representation letters of initial investors. (Incorporated by reference to Registrant’s registration statement on Form N-1A, as filed on July 20, 1990.)

(m)		Not applicable.

(n)		Not applicable.

(o)		Reserved.

(p)	(1)	Code of Ethics – DWS – U.S., dated September 19, 2019. (Filed herein.)

	(2)	DWS Funds and Germany Funds Code of Ethics, dated June 19, 2019. (Filed herein.)

Item 29.	Persons Controlled by or under Common Control with the Portfolio

None.

Item 30.	Indemnification

Under Article V, Section 5.3 of the Trust’s Amended and Restated Declaration of Trust (which is referenced in Exhibit (a)(1) to Item 28, above) (the “Declaration of Trust”), the Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

Each of the trustees who is not an “interested person” (as defined under the Investment Company Act of 1940, as amended (the “1940 Act”) of the Registrant (a “Non-interested Trustee”) has entered into an indemnification agreement with the Registrant, which agreement provides that the Registrant shall indemnify the Non-interested Trustee against certain liabilities which such Trustee may incur while acting in the capacity as a trustee, officer or employee of the Registrant to the fullest extent permitted by law, now or in the future, and requires indemnification and advancement of expenses unless prohibited by law. The indemnification agreement cannot be altered without the consent of the Non-interested Trustee and is not affected by amendment of the Declaration of Trust. In addition, the indemnification agreement adopts certain presumptions and procedures which may make the process of indemnification

4

and advancement of expenses more timely, efficient and certain. In accordance with Section 17(h) of the 1940 Act, the indemnification agreement does not protect a Non-interested Trustee against any liability to the Registrant or its shareholders to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Registrant has purchased insurance policies insuring its officers and trustees against certain liabilities which such officers and trustees may incur while acting in such capacities and providing reimbursement to the Registrant for sums which it may be permitted or required to pay to its officers and trustees by way of indemnification against such liabilities, subject to certain deductibles.

Item 31.	Business and Other Connections of Investment Advisor

During the last two fiscal years, no director or officer of DWS Investment Management Americas, Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 32.	Principal Underwriters

(a)

DWS Distributors, Inc. acts as exclusive placement agent of the Registrant’s shares and acts as principal underwriter for registered open-end management investment companies and other funds managed by DWS Investment Management Americas, Inc.

(b)

Information on the officers and directors of DWS Distributors, Inc., exclusive placement agent of the registrant’s shares, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606-5808.

(1)	(2)	(3)
DWS Distributors, Inc. Name and Principal Business Address	Positions and Offices with DWS Distributors, Inc.	Positions and Offices with Registrant

JJ Wilczewski 222 South Riverside Plaza Chicago, IL 60606-5808	Director, President, CEO and Chairman of the Board	None

Bobby Brooks One International Place Boston, MA 02110-2618	Director and Vice President	None

Kristin Kulik-Peters 222 South Riverside Plaza Chicago, IL 60606-5808	Director and Vice President	None

Michael Hughes 222 South Riverside Plaza Chicago, IL 60606-5808	Director and Vice President	None

5

(1)	(2)	(3)
DWS Distributors, Inc. Name and Principal Business Address	Positions and Offices with DWS Distributors, Inc.	Positions and Offices with Registrant

Nicole Grogan 875 Third Avenue New York, NY 10022-6225	Director and Vice President	None

Cynthia P. Nestle 875 Third Avenue New York, NY 10022-6225	Chief Operating Officer	None

Nancy Tanzil 875 Third Avenue New York, NY 10022-6225	Chief Financial Officer and Treasurer	None

Frank Gecsedi 875 Third Avenue New York, NY 10022-6225	Chief Compliance Officer	None

Anjie LaRocca 875 Third Avenue New York, NY 10022-6225	Secretary	None
Hepsen Uzcan 875 Third Avenue New York, NY 10022-6225	Assistant Secretary	President and Chief Executive Officer

(c)       Not applicable.

Item 33.	Location of Accounts and Records

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Advisor and Administrator (Accounting Agent, as applicable)	DWS Investment Management Americas, Inc. 875 Third Avenue New York, NY 10022-6225

DWS Investment Management Americas, Inc. One International Place Boston, MA 02110-2618

DWS Investment Management Americas, Inc. 5022 Gate Parkway Jacksonville, FL 32256-7019

6

Custodian and Sub-Administrator (Sub-Accounting Agent, as applicable)	State Street Bank and Trust Company State Street Financial Center One Lincoln Street Boston, MA 02111-2900

Sub-Transfer Agent	DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105-1628

Placement Agent	DWS Distributors, Inc. 222 South Riverside Plaza Chicago, IL 60606-5808

Storage Vendor	Iron Mountain Incorporated 12646 NW 115th Avenue Medley, FL 33178-3179

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

Not applicable.

7

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, GOVERNMENT CASH MANAGEMENT PORTFOLIO, has duly caused this Amendment No. 41 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York, on the 23rd day of April 2020.

GOVERNMENT CASH MANAGEMENT PORTFOLIO

By: /s/Hepsen Uzcan

       Hepsen Uzcan*

       President

*By:

/s/ Caroline Pearson

Caroline Pearson**

Chief Legal Officer

**	Attorney-in-fact pursuant to the powers of attorney that are incorporated herein by reference to Post-Effective Amendment No. 38, as filed on July 2, 2018 to the Registration Statement.

Government Cash Management Portfolio

Exhibit Index

(h)(5)

(h)(7)

(h)(10)

(p)(1)

(p)(2)